   As Filed with the Securities and Exchange Commission on January 3, 2003,
                           Registration No. 333-99725

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 3
                                     TO THE
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              TORBAY HOLDINGS, INC.

             (Exact name of Registrant as Specified in Its Charter)


         Delaware                          5064                     52-2143186
---------------------------------   --------------------   --------------------
(State or other jurisdiction         (Primary Standard        (I.R.S. Employer
of incorporation or organization)       Industrial          Identification No.)
                                     Classification Code)

                            4 Mulford Place, Suite 2G
                               Hempstead, NY 11550
                                  516-292-2023
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         William Thomas Large, President
                            4 Mulford Place, Suite 2G
                               Hempstead, NY 11550
                                  516-292-2023
            (Name, address, including zip code, and telephone number
                   including area code, of agents for service)
                                   Copies to:
                                Gregory Sichenzia
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                              --------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                                  Proposed
                                                          Proposed Maximum         Maximum
Title of Each Class of Securities    Amount To Be        Offering Price Per       Aggregate         Amount Of
To Be Registered                     Registered(1)           Security (2)       Offering Price   Registration Fee(4)
----------------------------------  ------------------   --------------------   ---------------  -----------------
Common Stock, $.0001 par            23,094,688 shares          $.10             $ 2,309,468.80      $212.47
value per share

Common  stock, par                   3,000,000 shares          $.10             $   300,000.00      $ 27.60
value  $.0001,
underlying
warrants(3)

Total                               26,094,688 shares          $.10             $ 2,609,468.82      $240.07*

* previously paid


(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and upon exercise of related warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee. The registration fee is calculated in accordance with Rule 457(c) based upon $.10, which is the average of the bid and asked prices of our common stock reported on the OTC Bulletin Board on December 13, 2002.

(3) These shares of common stock are not outstanding and are issuable upon the exercise of warrants to purchase 1,500,000 shares of our common stock at an exercise price of $.05 per share exercisable at any time before the third anniversary from the date of issuance.

(4) The registration fee was previously paid via electronic transfer.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS SUBJECT TO COMPLETION; DATED JANUARY 3, 2003

                        26,094,688 Shares Of Common Stock

                                       Of

                              TORBAY HOLDINGS, INC.

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 26,094,688 shares of our common stock, all of which are issuable upon the conversion of $500,000 of our 12% secured convertible debentures and the exercise of 1,500,000 outstanding warrants. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We will not receive any of the proceeds from the sales of shares by the selling stockholders but we may receive funds from the exercise of their warrants. We have agreed to pay the costs of registering the shares under this prospectus, including legal and accounting fees.

Our common shares are traded on the over-the-counter Electronic Bulletin Board under the symbol "TRBY". The last reported sale price of our common shares on the OTC Bulletin Board on December 13, 2002 was $0.15 per share.

Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 5 before you decide to purchase any common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________ __, 2002

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. In this prospectus, references to the "Company", "we", "us" and "our" refer to Torbay Holdings, Inc., a Delaware corporation, and its subsidiary Designer Appliances, Ltd., Incorporated in the United Kingdom.




                               TABLE OF CONTENTS
Prospectus  Summary                                                           1
The Offering                                                                  2
Selected  Financial  Data                                                     4
Risk  Factors                                                                 5
Forward-Looking  Statements                                                   9
Use  Of  Proceeds                                                             9
Market  For  Common  Equity  And  Related  Stockholders Matters               9
Management's  Discussion  And  Analysis  Of  Financial  Condition
And Results Of Operations                                                     10
Our  Business                                                                 14
Directors,  Executive  Officers,  Promoters  And  Control  Persons            19
Executive  Compensation                                                       20
Security  Ownership  Of  Certain  Beneficial  Owners  And  Management         20
Certain  Relationships  And  Related  Transactions                            21
Selling  Stockholders                                                         22
Plan  Of  Distribution                                                        24
Description  Of  Securities                                                   26
Disclosure Of Commission Position On Indemnification For Securities Act
Liabilities                                                                   28
Where  You  Can  Find  Additional  Information                                29
Legal  Matters                                                                29
Experts                                                                       29




                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ 2002 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our business and our financial statements and the related notes appearing elsewhere in this prospectus.

OUR COMPANY

We are a company created to act as a holding company for late-stage developmental or early-stage commercial companies. We were incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation, which changed its name to Torbay Holdings, Inc. on July 14, 1999. We acquired Designer Appliances, Limited, a United Kingdom corporation which has developed and anticipates marketing household appliances designed to be attractive to a premium, upscale market, as a wholly-owned subsidiary on July 19, 1999. On October 26, 1999, Torbay Acquisition Corporation, a reporting company under the Securities Exchange Act of 1934, as amended, merged into us. We became a successor issuer to Torbay Acquisition Corporation pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

We had a net loss of $762,313 as of September 30, 2002. Because we increased our product development and manufacturing activities, we anticipate that we will incur operating expenses in connection with continued development, testing and manufacturing of our proposed products, and expect these expenses will result in continuing and, perhaps, significant operating losses until such time, if ever, that we are able to achieve adequate product sales levels. Revenues and profits, if any, will depend upon various factors, including whether we will be able to manufacture and market our appliance and computer products.

Our audited financial statements for the fiscal year ended December 31, 2001, reflect losses of $1,463,501 since inception, working capital deficiency of $222,552 and a stockholders' deficit of $370,537. Our auditors have raised substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet our working capital needs.

Our principal executive offices are located at 4 Mulford Place, Suite 2G, Hempstead, New York, 11550 and our telephone number is 516-292-2023.We maintain an Internet Web site at http://wwww.torbayholdingsinc.net. Information contained on our Internet Web site is for informational purposes only and is not incorporated by reference into the registration statement of which this prospectus is a part.

                                  THE OFFERING



Number  of  shares  of
common  stock  outstanding  prior
to  this  offering                      20,912,617  shares  (1)


Common  stock  offered  by
selling stockholders                    26,094,688  shares  (2)


Use  of Proceeds                        We will not receive any of the proceeds
                                        from the sale of the shares of
                                        common  stock  offered  by  this
                                        prospectus.

Plan  of  Distribution                  The  offering  of our shares of common
                                        stock  is  being  made  by  certain  of
                                        our stockholders who wish to sell their
                                        shares.  Sales  of
                                        our  common  stock may be made by the
                                        selling  stockholders
                                        in the open market or  in  privately
                                        negotiated  transactions
                                        and  at fixed or negotiated prices.

Risk Factors                            There are substantial risk factors
                                        involved  in  investing  in
                                        our  company.  For a discussion of
                                        certain  factors  you  should
                                        consider  before  buying  shares  of
                                        our  common  stock,  see
                                        the section entitled "Risk  Factors".

OTC  Bulletin  Board  Symbol            "TRBY"
______________


(1) Such figure does not include shares of our common stock to be issued upon exercise of outstanding warrants and upon conversion of outstanding convertible debentures.

(2) Such figure includes double registration coverage of shares issuable upon the exercise of outstanding warrants to purchase 1,500,000 shares and up to 23,094,688 shares of our common stock issuable upon the conversion of our outstanding convertible debentures. Such figure assumes exercise or conversion in full into shares of common stock of the warrants and convertible debentures held by the selling stockholders.

OUR SECURITIES PURCHASE AGREEMENT


On May 15, 2002, we entered into a securities purchase agreement with an investment group to raise up to $500,000 through the sale to the investors of our 12% secured convertible debentures with warrants to purchase up to 1,500,000 shares of our common stock. Upon execution of the securities purchase agreement, the investors purchased $250,000 in principal amount of our 12% secured convertible debentures with related warrants to purchase 750,000 shares of our common stock. Under the terms of the securities purchase agreement, the investors were obligated to purchase the remaining $250,000 in principal amount of our 12% secured convertible debentures with related warrants to purchase 750,000 shares of our common stock within five business days of the date the registration statement relating to the common stock offered by this prospectus is declared effective by the Commission and upon satisfaction of additional conditions by the Company.The 12% secured convertible debentures are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, and receivables.

The 12% debentures are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 12% debentures and its affiliates own more than 4.90% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion, or in payment of interest on the 12% debentures, is the lesser of

- fifty percent of the average of the lowest three trading prices for the common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower and

- a fixed conversion price of $.05.

On August 21, 2002, we received $55,000 from the sale to the investors of our 12% convertible debentures and issued the investors warrants to purchase an aggregate of 165,000 shares of our common stock exercisable at $.05 per share.

On December 9, 2002, the investors purchased the balance of $195,000 in principal amount of 12% convertible debentures and 585,000 warrants.

We are registering for resale in this prospectus all of the securities underlying an aggregate of $500,000 in principal amount of 12% convertible debentures and 1,500,000 warrants issued and outstanding.

DESCRIPTION OF WARRANTS

In connection with the convertible debentures, the investors received warrants pursuant to the May 15, 2002 agreement that entitle the investors to purchase 1,500,000 shares of our common stock at a fixed exercise price of$0.05 per share.


The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

OUR COVENANTS WITH THE 12% DEBENTURE HOLDERS

We may not, without the prior written consent of our 12% debenture holders, do any of the following:

- pay, declare or set apart for payment any dividend or other distribution on shares of our capital stock other than shares issued in the form of a stock dividend;

- redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire our shares of capital stock;

- incur any indebtedness, except to trade creditors or financial institutions incurred in the ordinary course of our business or to pay the 12% debentures;

- sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of our business;

- lend money, give credit or make advances to any person or entity except in the ordinary course of our business; and

- without the prior written consent of a majority-in-interest of the buyers negotiate or contract with any party to obtain additional equity financing that involves the issuance of common stock at a discount to the market price of the common stock on the date of issuance or the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock or the issuance of warrants during the period beginning on the closing date and ending on the later of (i) two hundred seventy (270) days from the closing date and (ii) one hundred eighty (180) days from the date our registration statement is declared effective.

REGISTRATION RIGHTS AGREEMENT WITH THE INVESTORS

Simultaneously with the execution of the securities purchase agreement, we entered into a registration rights agreement with the investors. Under the registration rights agreement, if the registration statement relating to the securities offered by this prospectus is not declared effective by the SEC on or before 90 days from the date of May 15, 2002, we are obligated to pay a registration default fee to the 12% debenture holders equal to the principal of the debenture outstanding multiplied by .02 multiplied by the sum of the number of months that the registration statement is not yet effective (or on a pro rata basis). For example, if the registration statement becomes effective one (1) month after the end of such ninety-day period, we would pay $5,000 for each $250,000 debenture outstanding. If thereafter, sales could not be made pursuant to the registration statement for an additional period of one (1) month, we would pay an additional $5,000 for each $250,000 of outstanding debenture principal amount.

                             SELECTED FINANCIAL DATA

The following information is taken from our audited financial statements as of December 31, 2001 and our unaudited statements as of September 30, 2002. The financial information set forth below should be read in conjunction with the more detailed financial statements and related notes appearing elsewhere in this prospectus and should be read along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                 Nine Months    Year Ended
                              Ended September   December 31,
                                  30, 2002        2001
                                -----------    ------------
SUMMARY OPERATING DATA
-----------------------------
Total Revenues . . . . .  . .       -               -
Expenses . . . . . . . . . .     (762,313)       (418,184)
Net Loss . . . . . . . . . .     (762,313)       (418,184)
Net Loss Per Common Share. .      $  (.04)       $   (.03)


BALANCE DATA SHEET
-----------------------------
Cash  . . . . . . . . . . .      $ 65,929       $      45
Total Assets. . . . . . . .      $194,420       $  24,060
Total Liabilities . . . . .      $613,385       $ 372,597
Shareholders' equity
  (deficiency) . . . . . .       (418,965)       (370,537)

                                  RISK FACTORS

We have summarized all material risks in this section. You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

WE HAVE NOT EARNED REVENUES AND WE HAVE HAD LOSSES SINCE OUR INCEPTION. WE EXPECT LOSSES TO CONTINUE IN THE FUTURE AND THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

We had a net loss of $762,313 as of September 30, 2002. Because we increased our product development and manufacturing activities, we anticipate that we will incur operating expenses in connection with continued development, testing and manufacturing of our proposed products, and expect these expenses will result in continuing and, perhaps, significant operating losses until such time, if ever, that we are able to achieve adequate product sales levels. Revenues and profits, if any, will depend upon various factors, including whether we will be able to manufacture and market our appliance and computer products.

THERE IS UNCERTAINTY AS TO OUR CONTINUATION AS A GOING CONCERN.
Our audited financial statements for the fiscal year ended December 31, 2001, reflect losses of $1,463,501 since inception, working capital deficiency of $222,552 and a stockholders' deficit of $370,537. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet our working capital needs. We need approximately $500,000 to fund our operations through 2004 if we do not generate any revenues. If we continue to incur losses, we may not be able to fund continuing business operations, which could lead to the limitation or closure of some or all of our operations.

FUNDING FOR OUR CAPITAL NEEDS IS NOT ASSURED, AND WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING.

     We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because we have no assets to
pledge as security for the loan.   As a result, we may not have adequate capital
to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

OUR CURRENT AND POTENTIAL COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO, MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAY CAUSE DEMAND FOR, AND THE PRICES OF, OUR PRODUCTS TO DECLINE.

The general appliances industry is competitive as well as the general computer products industry which includes several companies which have achieved substantially greater market share than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. We expect our competition to intensify as the Internet continues to grow. Existing or future competitors may develop or offer products that are comparable or superior to ours at a lower price, which could harm our business, results of operations and financial condition.

AS A DEVELOPER IN THE APPLIANCES INDUSTRY, WE MAY EXPERIENCE SUBSTANTIAL COST OVERRUNS IN MANUFACTURING AND MARKETING OUR PRODUCTS, AND MAY NOT HAVE SUFFICIENT CAPITAL TO SUCCESSFULLY COMPLETE ANY OF OUR PROJECTS.

In the household appliances and furnishings industry the commercial success of any product is often dependent on factors beyond the control of the company, including, but not limited to, market acceptance and retailers' prominently shelving and selling the products. We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects. We may not be able to manufacture or market our products because of industry conditions, general economic conditions, competition from existing or new manufacturers and distributors, or lack of acceptance for our products by consumers or retail outlets.

IF WE ARE NOT ABLE TO CONTRACT WITH RETAIL OUTLETS TO SELL OUR PRODUCTS, WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

We intend to market our products through upscale department stores, boutiques and designer outlets. We do not currently have any arrangements or agreements with any such stores to carry our products once produced. We may not be able to locate retail outlets to stock our products, what shelving space prominence those outlets will give our products, or whether our products will be given a lower profile in the future.

WE MAY NOT BE ABLE TO PROTECT OUR PATENTS, TRADEMARKS AND PROPRIETARY AND/OR NON-PROPRIETARY RIGHTS, AND, WE MAY INFRINGE UPON THE PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY RIGHTS OF OTHERS.

Notwithstanding the pending registration of certain trade names with the United States Patent and Trademark Office, and the grant of a patent and trade marks by the British Patent Office, we may not be able to enforce against use of any of our marks or patents. If we are not able to prevent competitors from using the same or similar names, marks, concepts or appearances, we may not have the financial resources necessary to protect our marks against infringing use.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and may lower the price of our common stock.

OUR 12% DEBENTURES ARE CONVERTIBLE BY THE DEBENTURE HOLDERS INTO SHARES OF OUR COMMON STOCK AT ANY TIME. AS SUCH, PURCHASERS OF OUR COMMON STOCK COULD EXPERIENCE SUBSTANTIAL DILUTION OF THEIR INVESTMENT UPON CONVERSION OF SUCH SECURITIES.

Our 12% convertible debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the lesser of (a) fifty percent of the average of the lowest three trading prices for the common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower and (b) $.05 per share. If converted on December 13, 2002, the $500,000 debentures would have been convertible into approximately 11,547,344 shares of our common stock based on a conversion price of $.0433. If an aggregate of $500,000 in the principal amount of our debentures and 1,500,000 warrants were exercised on December 13, 2002, they would have equaled 13,047,344 shares of our common stock. Pursuant to the terms of the transaction, however, the number of convertible debentures could prove to be significantly greater in the event of a decrease in the trading price of our common stock. The following table presents the number of shares of our common stock that we would be required to issue as of December 13, 2002 and the number of shares we would be required to issue if our common stock declined by 25%, 50% or 75%:


                                        With         Number of Shares   Percentage of
% Below Market    Price Per Share   Discount of 50%      Issuable      Outstanding Stock
--------------    ---------------   ---------------      --------       -------------
       25%              $.0650             .0325       15,384,615         42%
       50%              $.0433             .0217       23,041,474         52%
       75%              $.0217             .0109       45,871,559         68%


As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.


The 1,500,000 warrants issued in connection with our 12% convertible debentures are exercisable any time before the third anniversary date of issuance at an exercise price of $.05 per share.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible debentures are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may lower the market price of the common stock.

A DEFAULT BY US UNDER OUR 12% DEBENTURES WOULD ENABLE THE HOLDERS OF OUR 12% DEBENTURES TO TAKE CONTROL OF SUBSTANTIALLY ALL OF OUR ASSETS.

Our 12% debentures are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights and receivables. A default by us under the 12% debentures would enable the holders to take control of substantially all of our assets. The holders of our 12% debentures have no operating experience in the industry which could force us to substantially curtail or cease our operations.


THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD HARM THE MARKET PRICE OF OUR COMMON STOCK

Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

SHARES OF OUR TOTAL OUTSTANDING SHARES THAT ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE FUTURE COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

As of December 13, 2002, we had 20, 912,617 shares of our common stock issued and outstanding of which 5,234,729 shares are restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of
(a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may lower market prices of our Common Stock.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Our officers and directors reside outside the United States. We anticipate that a substantial portion of the assets that may be developed or acquired by us will be located outside the United States and, as a result, it may not be possible for investors to effect service of process within the United States upon the officers or directors, or to enforce against our assets or against such person judgements obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.


                           FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends", "may", "will", "continue", "estimate" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by our company described in "Risk factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. We may receive proceeds of up to $75,000 from the exercise of the warrants by the selling stockholders, which will be used for working capital.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

                         PRICE RANGE OF OUR COMMON STOCK

On December 23, 2000 our common stock was authorized to trade on the over-the-counter market with quotations available on the OTC Electronic Bulletin Board under the symbol "TRBY." No trades occurred until January 3, 2001.

The following table sets forth the range of high and low bid quotations of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

                                            HIGH            LOW
                                          -------          ------
YEAR  ENDED  DECEMBER  31,  2001

First Quarter                              $4.87            $4.00
Second  Quarter                            $4.62            $0.30
Third  Quarter                             $2.00            $0.25
Fourth  Quarter                            $0.50            $0.32

2002
----
First Quarter                              $0.62            $0.11
Second Quarter                             $0.23            $0.04
Third Quarter                              $0.15            $0.04


SECURITY HOLDERS

At December 13, 2002, there were 20,912,617 shares of our common stock outstanding, which were held of record by approximately 406 stockholders, not including persons or entities who hold the stock in nominee or "street" name through various brokerage firms.


DIVIDENDS

We have not paid a dividend since our incorporation. Our Board of Directors may consider the payment of cash dividends, dependent upon the results of our operations and financial condition, tax considerations, industry standards, economic considerations, regulatory restrictions, general business factors and other conditions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OVERVIEW
Torbay Holdings is a company created to act as a holding company for late-stage developmental, or early-stage commercial, companies with opportunities in niche markets. Torbay Holdings currently owns two subsidiaries, Designer Appliances Ltd. ("Designer Appliances") and Designer Appliances, Inc. ("DAI") (a Delaware corporation) and is actively seeking additional acquisitions. Torbay Holdings has acquired valuable intellectual property rights including a world wide patent application for a computer mouse that is thought to be beneficial to computer mice users with regards to the area of treatment and prevention of repetitive strain injury. This will be exploited through Torbay Holdings' subsidiaries.

Torbay Holdings develops and markets
(i) household appliances and (ii) the Quill computer mouse and software. The Company's products are designed to attract a premium, upscale market. Management believes that they have identified products of an under exploited opportunity in the household and domestic appliances market and is now expanding its product line to include computer related products. There is no assurance that Torbay Holdings will be able to successfully manufacture or market these items.

In July 2001, the Company entered into a purchase agreement with two individuals who held the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 Convertible Preferred Shares. These shares will be convertible 1:10 into 2,200,000 shares of common stock upon the QUILL generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will convert 1:1 into 220,000 shares of common stock. Since the $1,000,000 net profit requirement is a contingency, the convertible preferred shares were valued based on the 1:1 conversion ratio using the value of recent cash sales of the common stock at $.10 per share, for a total fair value of $22,000. The preferred shares were issued on April 22, 2002.

The agreement also calls for the issuance of an additional 200,000 shares of Series 1 Convertible Preferred Stock upon the Company receiving an approval for the patent rights to the QUILL. Such patent rights were granted in January 2002 and the 200,000 preferred shares were issued on April 22, 2002.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001

Torbay Holdings incurred a comprehensive net loss of $770,882 for the nine months ended September 30, 2002 compared to $314,879 for the nine months ended September 30, 2001. The increase in net loss reflects the increase in operating expenses over the prior period and is primarily associated with costs and allocations for the Company's convertible debenture financing.

Torbay Holdings did not generate any revenues for the nine months ended September 30, 2002 and for 2001.

Torbay Holdings' selling, general and administrative expenses increased $29,326 to $105,670 for the three months ended September 30, 2002 from $76,344 for the three months ended September 30, 2001. This increase is primarily due to increased activity for preparation of product sales.

LIQUIDITY AND CAPITAL RESOURCES

     We have incurred start-up costs, including administrative costs and research and development costs. To date, We have received funds from sales of our securities and from loans. We have primarily used the proceeds from the sale of the securities of Designer Appliances Limited (prior to becoming a subsidiary) for payment of operating costs to date. Since inception through September 30, 2002, we have received an aggregate of $848,848 from the sale of our securities and $503,924 from loan proceeds. Designer Appliances Limited issued promissory notes in an aggregate amount of $161,650 for the cost of purchasing the intellectual property rights to our products, which was repaid in full by Torbay Holdings from subscription proceeds in 1999.

     We incurred net losses in 2000, 2001 and the first nine months of 2002 and expect to incur net losses at least through 2003. We expect operations to generate negative cash flow at least through July 2003 and we do not have existing capital resources or credit lines available that are sufficient to fund our operations and capital requirements as presently planned over the next twelve months. Our ability to raise capital to fund our business is further constrained because we have already pledged substantially all of our assets and have restrictions on the issuance of our common stock. These factors raise doubts about our ability to continue as a going concern and our audit report in our annual report on Form 10-KSB for the year ended December 31, 2001, contained an explanatory paragraph with respect to this matter.

     We expect to generate substantially all of our revenues in the future from sales of our Quill computer mouse. However, our limited financial resources have prevented us from aggressively advertising our product to achieve consumer recognition. Consequently we anticipate sales of approximately $1,231,865 over the next 12 months.

     In addition to cost of goods sold, which we expect to vary somewhat proportionately with sales over time, significant cost and expense items include salaries and benefits, interest expense, office and administration, advertising, consulting fees, and legal and accounting, all of which, in total will aggregate $1,022,455 over the next 12 months.

We anticipate having a minimal negative cash flow for two out of the next twelve months, which we will service by traditional bank loans or private funding.

RECENT FINANCING

The Company entered into a Securities Purchase Agreement on May 15, 2002, with several institutional investors for the sale of the Company's 12% secured convertible debentures in the principal amount of $500,000 and the Company also issued warrants to purchase an aggregate of up to 1,500,000 shares of the Company's common stock. $250,000 in convertible debentures were issued upon closing with subsequent tranches upon certain events. The terms of the convertible debentures provide for full payment 1 year from the date of issuance with interest of 12% per annum. The debentures may be converted at any time at the lesser of (i) $.05 or (ii) the average of the lowest three (3) trading prices during the 20 trading days immediately prior to the date the conversion notice is sent, divided by two. The original terms of the warrants entitled each investor to purchase shares of the Company's common stock at a price equal to the lesser of (i) the registration price and (ii) the average of the lowest three (3) trading prices during the twenty (20) trading days immediately prior to exercise. The Company and the Investors have amended the exercise price of the warrants held by the Investor from a price equal to the lesser of (i) the registration price and (ii) the average of the lowest three (3) trading prices during the twenty (20) trading days immediately prior to exercise to a fixed exercise price of $.05 per share.

Under a related registration rights agreement, the Company agreed to register all of the shares underlying such convertible debentures and warrants on a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could depend on factors which cannot be predicted by the Company at this time including, among other factors, the future market price of the common stock and the anti-dilution provisions contained in the agreement. The Company has reserved 26,094,688 shares of its common stock for issuance upon conversion of the convertible debentures and exercise of the related warrants.

Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by the holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with
Section 13(d) of the Exchange Act. This limitation may be waived by the investors upon 61 days notice to the Company.

The Securities Purchase Agreement also places certain restrictions on the Company's ability to obtain additional financing. The agreement prohibits the Company until the later of 270 days from the date of closing or 180 days from the date of an effective registration statement from obtaining financing which would involve the issuance of additional common stock without first obtaining the consent of the investors. In addition, the Company is prohibited from entering into any financial arrangements which would involve the issuance of common stock for a period of two (2) years from the date the registration statement becomes effective, without first giving the investors the opportunity to purchase an equal number of shares of common stock to maintain their equity position with the Company.

On August 21, 2002, we received $55,000 from the sale to the investors of our 12% convertible debentures and issued the investors warrants to purchase an aggregate of 165,000 shares of our common stock exercisable at $.05 per share.

On December 9, 2002, the investors purchased additional debentures in the aggregate amount of $195,000 and warrants to purchase an additional 585,000 shares of the Company's common stock. The conversion terms of these convertible debentures and the exercise price of the additional warrants to purchase 585,000 shares of common stock are identical to the initial debenture and warrants as stated above. Accordingly, as of December 16, 2002, (i) 500,000 of the debentures have been issued, none of which have been converted, and (ii) 1,500,000 warrants have been issued, none of which have been exercised.


Torbay Holdings' ability to develop its operations is dependent upon its receiving additional capital financing. Torbay Holdings may raise capital by the sale of its equity securities, through an offering of debt securities, or from borrowing from a financial institution. Torbay Holding's audited financial statements raise substantial doubt about Torbay's ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet Torbay's working capital needs.

The Company is not aware of any other material trend, event or capital commitment, which would potentially adversely affect liquidity.


RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2001 AND
DECEMBER 31, 2000

Torbay Holdings incurred a net loss of $418,184, or $(0.03) per share compared to a net loss of $420,265, or $(0.08) per share, for the year ended December 31, 2000. The decrease in net loss reflects the decrease in operating expenses over the prior period. Torbay Holdings did not generate any revenues for the year ended December 31, 2001 or for the period ended December 31, 2000.

Torbay Holdings' total operating expenses decreased $2,081 to $418,184 for the year ended December 31, 2001 from $420,265 for the year ended December 31, 2000. This decrease in expenses is attributed primarily to a $58,680 decrease in professional fees and a $41,907 decrease in other selling, general and administrative expenses. The decreases in operating expenses were partially offset by a $107,740 increase in director's fees.

OTHER:

Except for historical information contained in this prospectus, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Investors are directed to consider, among other items, the risks and uncertainties discussed in documents filed by us with the Securities and Exchange Commission.

                                   THE COMPANY

GENERAL

We are a company created to act as a holding company for late-stage developmental or early-stage commercial companies. We were incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation, which changed its name to Torbay Holdings, Inc. on July 14, 1999. We acquired Designer Appliances, Limited, a United Kingdom corporation which has developed and anticipates marketing household appliances designed to be attractive to a premium, upscale market, as a wholly-owned subsidiary on July 19, 1999.

On October 26, 1999, Torbay Acquisition Corporation, a reporting company under the Securities Exchange Act of 1934, as amended, merged into Torbay Holdings. Torbay Holdings became a successor issuer to Torbay Acquisition Corporation pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

All references to "dollars," "U.S. dollars," "$," or "US$" are to United States dollars, and all references to "pounds" or "(pound)" are to British pounds sterling. As of December 31, 2001, the Interbank exchange rate was (pound) 1.45150 to $1.00.

BUSINESS AND ACQUISITION STRATEGY

We plan to acquire diversified, wholly-owned subsidiaries which are late-stage development or early-stage commercial companies, with opportunities in niche markets. Additionally, we intend to own and manage assets from a variety of locations each having protection either by deed or intellectual property rights. We intend to purchase subsidiaries on an equity participation basis and issue convertible preferred stock, which will be convertible to common stock upon the attainment of a profit objective of a specified subsidiary or product line within a given time frame, in exchange for the outstanding voting stock of the subsidiary. In this way, value is not delivered to the incoming businesses until such businesses reach specified profitability targets.

We acquired Designer Appliances Ltd., and are actively seeking additional acquisitions. Torbay Holdings has completed agreements to acquire intellectual property rights. We have subsequently filed with the United States Patent and Trademark Office for a registered trademarks upon the product previously called "Project KAT" which will be launched commercially as the Quill. The Quill computer pointer or computer mouse product in clinical trials presented to the company, eliminates the risk of repetitive strain injury from the use of the computer mouse.

DESIGNER APPLIANCES, LTD.

Designer Appliances, Ltd. is organized under the laws of the United Kingdom as a company that is seeking to exploit innovations in design, technology, and product concepts in the designer sector of the appliance market. Designer Appliances owns the designs to attractive vacuum cleaners that convert into glass-top tables when not in use as vacuums. In addition to the vacuum cleaners, Designer Appliances has plans for a voice-activated desk top fan with a heating element and a transparent toaster which also serves as a radio. Such products are targeted at executive apartments in London, Paris, Milan, and New York where design aesthetics and living space are at a premium. In July, 2002, we incorporated Designer Appliances, Inc., a Delaware corporation.

OPERATIONS

Prior to the acquisition of the design by Designer Appliances, 300 units of the Telstar I vacuum cleaner were produced for testing and marketing. See "Products." Designer Appliances initially intends to subcontract manufacture of the product components to the companies who manufactured the components for these models and who are equipped and experienced to do so. Responsibility for the final product assembly will be managed by Designer Appliances to ensure product quality.

PRODUCTS

Telstar I Designer Vacuum Cleaner. The Telstar I Designer Vacuum Cleaner is a rocket shaped cylinder vacuum cleaner made of polished aluminum and incorporating the latest in filtration technology. It is bagless and features the High Efficiency Particle Arrester (HEPA) medical grade filter that removes allergens in dirt associated with asthma. It has a large (50ft.) cleaning radius that typically allows cleaning an entire floor without stopping. Early versions of the Telstar have obtained British and European approvals for German TUV standards, which relate to electrical safety and manufacturing practices. United States approvals are anticipated. This product is expected to sell for between (pound)150 and (pound)165 to stores and (pound)300 retail. Initial manufacturing costs are expected to be between (pound)80 and (pound)100 per unit.

Telstar II Designer Vacuum Cleaner/Table. The Telstar I vacuum cleaner has a glass tabletop accessory. When not in use, the vacuum cleaner serves as a base for the glass tabletop and the entire unit appears as an attractive and functional coffee table. This product is designed for an environment where storage space is at a premium. We may choose to market this product under the name "Sputnik" or as the "Telstar Space Station". The tabletop model has been developed as a working prototype and additional expenditure, when available, is planned on testing, tooling and packaging. This product is expected to sell for (pound)100 to (pound)125 above the cost of the Telstar I vacuum cleaner.

Mistral I Desktop Fan. This is a desktop fan, cased in polished aluminum, which utilizes a design similar to the Telstar I Vacuum Cleaner. The Mistral I fan is designed and ready for manufacturing development. Further innovations being considered for the Mistral I include voice activations of stop, start, speed, swivel movement, hot, and cold. This product is expected to sell for (pound)70 to stores and to retail for (pound)130.
                                      -

The Quill computer mouse.
-------------------------

In July 2001, we entered into a definitive purchase agreement with two individuals who held the intellectual property rights and a third individual who was involved in the design drawings for the software and know-how for the computer mouse product now referred to as the Quill (formally known as the "KAT"). Under the terms of the agreement, we acquired all of the sellers' rights, title and interests in the KAT in exchange for 220,000 convertible preferred shares. These shares will be convertible into 2,200,000 shares of common stock upon the satisfaction of certain financial performance requirements under the agreement's terms. Under this agreement an additional 200,000 convertible preferred shares are also to be issued if and when a patent is granted which patent has been applied for. Such patent rights were granted in January 2002. These additional preferred shares are convertible under the identical financial performance requirements. In the event that the financial performance requirements are not achieved within five years from the signing of the agreement, then these preferred shares will convert on a 1:1 basis of common stock. As such, on April 22, 2002 we issued an aggregate of 420,000 convertible preferred shares.

The Quill design, without altering the way an individual works, maintains the hand used to maneuver the computer mouse, in a "neutral" or low biomechanical load position, similar to a hand shake position while using a mouse. It is larger than an ergonomic mouse so it is more comfortable to use. The Quill keeps the users hand, wrist and lower forearm within certain critical angles so as not to overly extend the median nerve.

We are in the process of developing our E-Quill-Liberator Software that we believe will help manage injuries typically associated with using a computer mouse such as Cumulative Trauma Disease (CTD) or Repetitive Strain Injury (RSI) and Carpal Tunnel Syndrome (CTS). The mouse driver software supplied will have a user de-selectable default that prompts users to take a 15 minute break every two hours, which is a recommendation of the OSHA and published in their Ergonomic Report: Office and Clerical, extracts relating to TW921209, Computer Layout & Design. The E-Quill-Liberator software suite will extend fatigue management and make recommendations as to how users might seek to alleviate observed sensations in specific limb zones by offering a series of exercises. The information, securely contained on the users personal computer, would be used to suggest breaks and exercises customized to suit their individual body mechanics.

Wurlitzer Toaster. The Wurlitzer Toaster is in the design stage and is anticipated to follow Designer Appliances' "retro" theme, while incorporating modern technology. The product is expected to have two chrome ends in the shape of fins with central glass panels to allow for the toasting process to be observed. Designer Appliances is also considering incorporating an FM radio with this product for practicality.

Thalia Kettle. The Thalia Kettle will incorporate a "retro" design in order to be marketed with the Wurlitzer Toaster. The product is anticipated to have instant heat delivery, rapid boil and other potentially patentable design aspects.

Heated Hearth Screens. Designer Appliances intends to develop and market designer, heated hearth screens using chrome and glass in conjunction with a flat heating element to offer background convection heat when the fire is not being used. The concept of heated hearth screen may also be expanded to encompass a space heater product in the future.

MARKETING

Designer Appliances intends image promote and accelerate early sales through public relations and advertising in life style magazines in different media and geographic locations.

Designer Appliances intends to operate directly in the United Kingdom with its own sales team and through selected mail order means. Established and known distribution networks have been identified to expand this activity through Europe. In North America, an appliance distribution company has been identified that distributes appliances and designer goods, such as Fendi products. Principles of an agreement with the North American distributor have been reached, but no relationship has been formalized. Management believes that contracts may be finalized when production and payment schedules can be predicted with reasonable certainty. These distributors will likely purchase products and bear all costs of sales and distribution in their territories.

Designer Appliances, in conjunction with Torbay Holdings, Inc., intends to develop an Internet Web site for purposes of advertising our products. Additionally, we maintain an Internet Web Site located at www.Torbayholdingsinc.net to market our business activities and to solicit responses to a survey that we are conducting as to the extent and impact of computer related injuries. Following a review of the success of the Website in directing traffic from commercially interested parties to our products, we transferred its web site to a new host, Cenicola-Helvin Enterprises, in preparedness for carrying out direct e-commerce activities to include sales of the Quill computer mouse and software.

MAJOR COMPETITORS

Designer Appliances believes, in the area of its domestic appliance products (excluding the computer mouse) that there is no single major competitor in the United Kingdom and Europe competing in the upscale small domestic appliance sector. Designer Appliances is not aware of a competitor who manufactures and sells a vacuum cleaner protected by a similar design. See "Trademarks" herein. Designer Appliances is not aware of a competitor who sells a vacuum cleaner that converts to a piece of furniture when it is not in use.

Competition in the computer mouse product sector is typically global by most product providers. Major players in the computer mouse supply sector may include, but not be limited to, Logitech, Kensington and Microsoft all of whom offer global ergonomic mouse product supplies. In terms of market differentiation, we are the only provider, to our knowledge, of a biomechanical mouse product. We have also applied for a registration of our unregistered trademark "Biomechanical Computer Mouse" in addition to registrations for "Quill" and "E-Quill-Liberator" trademarks for our computer mouse and associated software, respectively.

PATENTS AND TRADEMARKS

         The British Patent Office has granted the following Design and Trademark registrations made by Designer Appliances:

Telstar I vacuum cleaner design protection     British design registration No. 2066378
The name "Telstar"                             British trademark registration No. 2209241
The name "Sputnik"                             British trademark registration No. 2209243

The tabletop design for the Telstar II,
Sputnik or Telestar Space Station              British design registration No. 2082459
The combined vacuum and table product          British design registration No. 2085669
The "Mistral" table top fan design             British design registration No. 2066377
The name "Mistral"                             British trademark registration No. 2209473
The name " Wurlitzer"                          British trademark no. 2209244
UK Patent Grant; Hand Held Manipulation
     Device eg Computer Mouse or Joy Stick     British patent No. BG2328496


US Patent and Trademark Office
--------------------------------
Trademark "Quill"                              US trademark application No. 78/103878
Trademark "E-Quill-Liberator"                  US trademark application No. 78/105096
Trademark "Biomechanical Computer Mouse"       US trademark application No. 78/105097


All of the above patents expire on the fourteenth year from the date the patent was granted. The trademarks expire on the tenth year from the date the trademark was granted.


EMPLOYEES

We have two full-time employees and two part-time employees, including our executive officers, neither of which have formal employment agreements with us.

                             DESCRIPTION OF PROPERTY

We operate out of an office space made available at no cost to us by Mr. A. G. Lane. The address is 4 Mulford Place, Suite 2G, Hempstead, NY, 11550 and is to be our registered address until such time as permanent office facilities in the New York area can be acquired or leased.

Currently, Designer Appliances has no facilities as its employees work from home. On April 16, 2002 we contracted with Dynapoint, Inc., located in California, for Dynapoint to provide warehousing and logistics facilities for our Quill product. We believe that our properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

                                LEGAL PROCEEDINGS

We are not a party to any litigation, and our management has no knowledge of any threatened or pending litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth certain information with respect to our directors and executive officers as of December 13, 2002.


        Name                  Age                    Position
-------------------------    -----            -----------------------
Alexander Gordon Lane          46       Chairman, Director and acting Secretary

William Thomas Large           59       Chief Executive Officer, President and
                                        Director

Thomas A. Marchant             55       Director

All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. Directors do not receive cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

Alexander Gordon Lane, 59, our Secretary and a Director, has served in such capacities since October 1999. Mr. Lane has been a Financial Consultant since 1998 and continues in such capacity. Mr. Lane has been in the financial services business for over 30 years. From 1976 to 1983 he served as Treasurer of Grindlays Bank PLCC, New York, and in 1983 he was a founding member of International Money Brokers which was acquired by Traditional North America. From 1993 to 1998, he was a principal of Intercontinental Exchange Partners, New York, as a capital markets broker in the interest and foreign exchange areas. Mr. Lane has an aeronautics degree from Wandsworth Technical College in London.

William Thomas Large, 46, has served as our President and Chief Executive Officer since September 2000 and as our Director and as a Chief Executive Officer of Designer Appliances since October 1998. From October 1996 until October 1998, Mr. Large was Chairman, Chief Executive Officer, a Director and a major stockholder of DeltaTheta Ltd., a heating and cooling technology company in Cheshire, England. From February 1997 until September 1999, Mr. Large also served as a director of DeltaMonitor Ltd, a medical devices company in Cheshire, England. From December 1996 until June 1997, Mr. Large also served as a director of SoundAlert Ltd, a company that manufactured emergency vehicle sirens. From September 1994 until July 1996, Mr. Large was a Director of AromaScan plc, a publicly listed instrumentation and technology company in Cheshire, England. Mr. Large graduated from Manchester Metropolitan University, in Manchester, England, and is the author or co-author of eight articles and two books relating to biochemical analysis.

Thomas A. Marchant, joined us as a director in October 2002. Mr. Marchant joined Ford Motor Company in 1985 as Financial Sales Manager of Ford Credit Canada. Mr. Marchant directed a sales and marketing operation to institutional investors in the Commercial Paper and Medium Term Note Markets. In 1991 Mr. Marchant transferred to Ford World Headquarters in Dearborn, Michigan and assumed responsibility for consolidation and launch of the Canadian Treasury funding operation. Mr. Marchant's current responsibility is the funding of the Company's British, European and Canadian operations in the short-term capital markets. Prior to joining Ford, Mr. Marchant held significant positions with Greenshields Incorporated, one of Canada's foremost investment banking firms, First National Bank of Chicago, Grindlays Bank and Merrill Lynch.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

The following table sets forth a summary for the fiscal years ended, of the cash and non-cash compensation awarded, paid or accrued by us to our President and our most highly compensated officers other than the CEO, who served in such capacities at the end of fiscal 2001 (collectively, the "Named Executive Officers"). No other of our executive officers earned in excess of $100,000 in total annual salary.

                 SUMMARY COMPENSATION TABLE ANNUAL COMPENSATION
                 ----------------------------------------------


Name and Principal                                               All Other
Positions                         Year   Salary($)  Bonus($)   Compensation($)
------------------------------   ------  ---------------------------------------

William Thomas Large              2001     (1)      --          --
Chief Executive Officer           2000    96,990
                                  1999    96,990
Alexander Gordon Lane
Chairman and Secretary            2001      0       --          --

-----------------------------

(1) Mr. Large is eligible for a performance-related bonus of up to 100% of his annual salary. In 2001 we issued 1,200,000 shares of common stock valued at $.10 per share to Mr. Large. We also paid to Mr. Large $30,815 in the form of Directors compensation.

EMPLOYMENT AGREEMENTS

We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this Report regarding the beneficial ownership of our common stock held by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares, which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. In this Annual Report on Form 10-KSB, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.


                                               Amount and Nature       Percent
                                                      Of                  of
                             Position with        Beneficial            Common
Stock Name and Address      Torbay Holdings       Ownership (1)      Outstanding (1)
----------------------------------------------------------------------------------------
Alexander Gordon Lane          Secretary, Director    715,714               3.4%
4 Milford Place
Hempstead, New York 11550

William Thomas Large           President, Chief     8,386,429(2)           40.1%
c/o 91 Tulip Avenue            Executive Officer
 Lily Building., Apt. A4       and Director
Floral Park, NY 11001

All Directors and Executive Officers                9,102,143(2)           43.5%
as a Group (2 persons)

----------------------------------

(1) Based upon 20,912,617 shares outstanding as of December 13, 2002.

(2) Includes 120,000 shares of common stock owned by Mr. Large's minor children.


       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATED TRANSACTIONS

To the best of management's knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Pursuant to a Deed of Assignment of Intellectual Property Rights by William Thomas Large to Designer Appliances Ltd. dated June 10, 1999, Mr. Large assigned all of his right, title and interest in and to the design rights to the vacuum cleaner products, toaster, fan, kettle, space heater and heated hearth screen products now being developed by us. Mr. Large's consideration for the assignment consisted of 20,000 shares of Series 1 Convertible Preferred Stock of Torbay Holdings, valued at (pound) 20,000, and (pound) 50,000 in cash to be paid within six months of the date thereof. At December 31, 2000, Designer Appliances owed no further consideration of the (pound) 50,000 to Mr. Large. The terms of the assignment were not the result of arms-length negotiations.

Gordon Lane, our Chairman, having loaned to us an amount of $35,647 as of the date of this registration statement, on March 26, 2002 converted such loan in 297,063 shares of our restricted common stock. Additionally, our President, Thomas Large, purchased from us 333,333 shares of our restricted common stock for an aggregate purchase price of $40,000.

In 2001 we issued 1,200,000 shares of our common stock, valued at $.10 per share, to Mr. Large. We also paid to Mr. Large $30,815 in the form of Director's compensation.

On October 17, 2002, we authorized the issuance of an aggregate of 1,085,715 common shares (of which 856,963 shares were issued to two officers of Torbay, Messrs. Large and Lane) for services rendered by several individuals valued for accounting purposes at $.21 per share (the most recent closing price) for an aggregate amount of $228,000, which shall be recognized as an expense during the fourth quarter of 2002.

On October 29, 2002, the effective date of the agreement, the Company elected a new non-executive member to our Board of Directors, Thomas Anthony Marchant. In connection with this election, we granted Mr. Marchant a one-year option exercisable immediately to purchase up to 588,235 restricted shares of our common stock at $.085 per share. The fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero, expected volatility of 170%, risk-free interest rate of 2.0% and an expected life of one year and amounted to $95,000, which shall be recognized during the fourth quarter of 2002.

                              SELLING STOCKHOLDERS

This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible debentures held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

None of the following selling stockholders has held any position or office within our Company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible debentures and warrants.

Under the securities purchase agreement, we received $500,000 from the selling stockholders, and they were issued a corresponding amount of our 12% secured convertible debentures and warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The terms of the debentures provide for full payment on 1 year from the date of issuance, with interest of 12% per annum, which may be converted at any time at the lesser of (i) $0.05 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by fifty percent. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to $.05 per share, at any before the third anniversary date of the issuance. Under the related Registration Rights Agreement, we agreed to register all of the shares underlying such convertible debentures and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

The information listed below was furnished to us by the indicated selling stockholders. Shares of our common stock will be acquired by the selling stockholders pursuant to the exercise by AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC and AJW Offshore, Ltd. of up to $500,000 in secured convertible debentures and warrants to purchase up to 1,500,000 shares of common stock, in the aggregate, in accordance with the terms of that certain securities purchase agreement dated May 15, 2002 and related amendments.

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholder that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

                                 Number of
                                  Shares                         Number of
                               Beneficially     Number of      shares owned      Percent
                                owned prior    shares being      after the      Beneficially
                                  to the     registered under     offering      owned after
Name                           offering (1)    offering(2)           (3)         offering (3)
-----------------------------  -------------  --------------  -------------      -------------
AJW Partners, LLC               3,261,836        6,523,672           0                 0%
-----------------------------  --------------  -------------  -------------      -------------
New Millennium
Capital Partners
II, LLC                         1,304,734        2,609,469           0                 0%
-----------------------------   --------------  -------------  -------------     ------------
AJW Offshore, Ltd.              4,566,571        9,133,141           0                 0%
-----------------------------   --------------  -------------  -------------     ------------
AJW Qualified Partners, LLC     3,914,203        7,828,406           0                 0%
-----------------------------   --------------  -------------  -------------     ------------

(1) Such figures represents shares underlying our 12% secured convertible debentures in the amount of $500,000 at a conversion price of $0.0433, the conversion price as of December 13, 2002, and 1,500,000 warrants assuming full exercise of warrants at an exercise price of $0.05 regardless of the 4.90% limitation.

(2) Such column represents 200% coverage of shares underlying our 12% secured convertible debentures in the amount of $500,000 at a conversion price of $0.0433 and 1,500,000 warrants assuming full exercise of warrants at an exercise price of $0.05 regardless of the 4.90% limitation.

(3) Such figure assumes the sale of all of the shares offered by the selling stockholders.

Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures of unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with
Section 13(d) of the Exchange Act. This limitation on ownership may be waived with 61 days notice to us. Also note, that the selling stockholders may acquire and sell more than 4.90% of our common stock through conversions and sales under our debentures and conversions and sales under the warrants. As the selling stockholders resell shares of common stock following conversion, we must file prospectus supplements, as necessary, to update the disclosure of the number of shares that each selling stockholder intends to sell, reflecting prior resales.

                              PLAN OF DISTRIBUTION

The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

- on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

- in privately-negotiated transactions;

- through the writing of options on the shares;

- short sales; or

- any combination thereof.

The sale price to the public may be:

- the market price prevailing at the time of sale;

- a price related to such prevailing market price;

- at negotiated prices; or

- such other price as the selling stockholders determine from time to time.

The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.


We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

AMENDMENT AND SUPPLEMENTATION NECESSITATED BY FUTURE SALES.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

If a selling stockholder enters into an underwriting agreement, the relevant details will be set forth in a post-effective amendment to the registration statement, rather than a prospectus supplement.

OTHER INFORMATION REGARDING FUTURE SALES

In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be filed and distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public. In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a prospectus supplement will be filed and distributed.

PAYMENT OF EXPENSES

We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.

                            DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

The total number of our authorized shares of stock is one hundred million (100,000,000) shares of common stock with a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares with a par value of $.0001 per share.

COMMON STOCK

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 value per share, of which 20,094,688 shares are issued and outstanding as of the date hereof.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The board of directors has the authority, without action by the shareholdes, to issue all or any portion of the authorized but unissued shares of common stock. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.

NONCUMULATIVE VOTING

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PENNY STOCK REGULATION

If the market price of the our common stock, if a market for its common stock develops and is maintained, is or falls below $5.00 per share, then our common stock may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchange or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure scheduled prescribed by the commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

PREFERRED STOCK

Our certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.0001 par value per share. We have 420,000 shares of convertible preferred shares outstanding which shares are convertible into shares of our common stock at a ratio of 10:1.

Our board of directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control of without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any further preferred stock nor adopt any further series, preferences or other classification of preferred stock.

OPTIONS

We have options outstanding to one individual to purchase an aggregate of 500,000 shares of our common stock exercisable at $.10 per share.

REPORTS TO STOCKHOLDERS

We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our stockholders as we deem appropriate.

TRANSFER AGENT AND REGISTRAR

StockTrans, Ardmore, Pennsylvania, serves as our transfer agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify its directors provided that the indemnification shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the corporation or its stockholders, (b) for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law ("DGCL"), or (d) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one 29 by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statement. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at: http://www.sec.gov. The phone number to the Commission's Public Reference Room
------------------
is 1-800 SEC-0330.


We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intend to file reports and other information with the Commission. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Torbay Holdings, Inc., Attention: William Thomas Large, 4 Mulford Place, Suite 2G, Hempstead, NY 11550 or call us at
(516) 292-2023.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.


                                     EXPERTS

The audited financial statements as of December 31, 2001 and the unaudited financial statements for the period ended September 30, 2002 included in this prospectus have been so included in reliance on the report of Weinberg & Co. P.A., independent accountants, given as experts in accounting and auditing.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS
                                    --------


PAGE     2     CONDENSED  CONSOLIDATED  BALANCE  SHEETS AS OF SEPTEMBER 30, 2002
               (UNAUDITED)  AND  DECEMBER  31,  2001

PAGE     3     CONDENSED  CONSOLIDATED  STATEMENTS  OF  OPERATIONS  AND  OTHER
               COMPREHENSIVE  INCOME  (LOSS)  FOR THE THREE AND NINE MONTHS
               ENDED SEPTEMBER 30, 2002 AND 2001  AND  FOR  THE PERIOD FROM
               MARCH 24, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 2002
               (UNAUDITED)

PAGES 4 - 5    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE
               MONTHS  ENDED SEPTEMBER 30, 2002 AND 2001 AND FOR THE PERIOD
               FROM MARCH 24, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 2002
               (UNAUDITED)

PAGES 6 -10    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF
               SEPTEMBER 30, 2002 (UNAUDITED)

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------



                                                          ASSETS
                                                          ------
                                                                                                September 30,
                                                                                                    2002     December 31,
                                                                                                (Unaudited)      2001
                                                                                              -------------- -------------
CURRENT ASSETS
Cash                                                                                           $    65,929   $        45
Prepaid expenses                                                                                     7,198             -
                                                                                              -------------- -------------
Total Current Assets                                                                                73,127            45
                                                                                              -------------- -------------
PROPERTY AND EQUIPMENT - NET                                                                        24,336         1,015
                                                                                              -------------- -------------

OTHER ASSETS
Intangible assets - intellectual property rights and software                                       95,957        22,000
Deposits                                                                                             1,000         1,000
                                                                                              -------------- -------------
Total Other Assets                                                                                  96,957        23,000
                                                                                              -------------- -------------

TOTAL ASSETS                                                                                   $   194,420   $    24,060
-------------                                                                                 ============== =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                     ---------------------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued expenses                                                          $   197,034   $   179,647
Loan payable - stockholder                                                                           9,663        24,985
Obligations under capital lease                                                                          -        14,351
Short-term loans                                                                                     3,888         3,614
Notes and debentures payable - short term                                                          355,000             -
Advance for stock purchase                                                                          47,800             -
                                                                                              -------------- -------------
Total Current Liabilities                                                                          613,385       222,597
                                                                                              -------------- -------------


LONG-TERM LIABILITIES
Notes and loans payable                                                                                  -       150,000
                                                                                              -------------- -------------
Total Long-Term Liabilities                                                                              -       150,000
                                                                                               ------------  ------------

TOTAL LIABILITIES                                                                                  613,385       372,597
                                                                                              -------------- -------------

PREFERRED STOCK TO BE ISSUED (220,000 SHARES)                                                            -        22,000
                                                                                              -------------- -------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 420,000 and none issued and
outstanding, respectively                                                                               42             -
Common stock, $.0001 par value, 100,000,000 shares authorized, 18,764,729 and 16,400,000
issued and outstanding, respectively                                                                 1,876         1,640
Common stock to be issued (539,568 shares)                                                              54            50
Additional paid-in capital                                                                       1,891,539     1,128,326
Accumulated deficit during development stage                                                    (2,225,813)   (1,463,501)
Accumulated other comprehensive income (loss)                                                       (8,121)          448
Deferred consulting expense                                                                              -       (37,500)
Deferred interest and financing costs                                                              (78,542)            -
                                                                                              -------------- -------------
Total Stockholders' Equity (Deficiency)                                                           (418,965)     (370,537)
                                                                                              -------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                                        $   194,420   $    24,060
---------------------------------------------------------                                      ============= =============

          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
  ------------------------------------------------------------------------------
                                     (LOSS)
                                     ------
                                   (UNAUDITED)

                                                                                                                For the Period
                                                                                                                   From
                                                      For the Three  For the Three  For the Nine  For the Nine  March 24, 1999
                                                      Months Ended   Months Ended  Months Ended   Months Ended (Inception) to
                                                      September 30,  September 30, September 30, September 30,  September 30,
                                                           2002          2001          2002          2001          2002
                                                       ------------  ------------  ------------  ------------  ------------
INCOME                                                 $         -   $         -   $         -   $         -   $         -
                                                       ------------  ------------  ------------  ------------  ------------


EXPENSES
Consulting                                                  12,500             -        97,850             -       387,254
Directors fees                                              22,150        20,961        53,650        24,170       230,640
Executive compensation                                           -             -             -       220,000       220,000
Depreciation and amortization                                    -             -             -             -        41,866
Legal and professional fees                                 17,430        32,449       129,157        35,976       409,738
Loss from impairment of intangible assets                        -             -             -             -       247,325
Loss on disposal of fixed assets                                 -             -             -             -        16,568
Other selling, general and administrative                   53,590        22,934       122,398        34,127       313,165
                                                       ------------  ------------  ------------  ------------  ------------
Total Expenses                                             105,670        76,344       403,055      (314,273)    1,866,556
                                                       ------------  ------------  ------------  ------------  ------------

LOSS FROM OPERATIONS                                      (105,670)      (76,344)     (403,055)     (314,273)   (1,866,556)

OTHER EXPENSES
Interest and financing costs                                91,633             -       359,258             -       359,258
                                                       ------------  ------------  ------------  ------------  ------------

NET LOSS                                                  (197,303)      (76,344)     (762,313)     (314,273)   (2,225,814)
--------

OTHER COMPREHENSIVE INCOME/(LOSS)
Foreign currency translation gains/(losses)                 (2,178)       (1,733)       (8,569)         (606)       (8,121)
                                                       ------------  ------------  ------------  ------------  ------------
COMPREHENSIVE LOSS                                     $  (199,481)  $   (78,077)  $  (770,882)  $  (314,879)  $(2,233,935)
------------------                                     ============  ============  ============  ============  ============
NET LOSS PER COMMON SHARE - BASIC AND DILUTED          $     (0.01)  $         -   $     (0.04)  $     (0.03)  $     (0.22)
                                                       ============  ============  ============  ============  ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- BASIC AND DILUTED                                     19,304,297    16,032,609    18,201,328    11,230,586     9,980,585
                                                       ============  ============  ============  ============  ============


          See accompanying notes to consolidated financial statements.
                                        3

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
         ------------------------------------------------------------
                                   (UNAUDITED)



                                                                           For The Nine  For The Nine March 24, 1999
                                                                           Months Ended  Months Ended  Inception) To
                                                                           September 30, September 30, September 30,
                                                                                2002        2001          2002
                                                                             ----------  ----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                     $(762,313)  $(314,272)  $(2,225,814)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                        -         353        41,866
Deferred interest and financing costs recognized                                42,458           -        42,458
Stock issued for services and compensation                                      50,100     220,000       307,600
Prepaid expenses written off                                                     3,593           -         3,593
Deferred consulting expense                                                     37,500           -        37,500
Beneficial conversion feature on convertible debt                              305,000           -       305,000
Option deposit charged to operations                                                 -           -        15,000
Loss on disposal of fixed assets                                                     -           -        16,568
Loss on impaired assets                                                              -           -       247,325
Increase (decrease) in:
Accounts payable and accrued expenses                                           17,388      17,317       197,034
                                                                             ----------  ----------   ------------
Net Cash Used In Operating Activities                                         (306,274)    (76,602)   (1,011,870)
                                                                             ----------  ----------   ------------


CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits                                                                             -           -       (16,000)
Purchase of property and equipment                                             (23,245)          -       (29,176)
                                                                             ----------  ----------   ------------
Net Cash Used In Investing Activities                                          (23,245)          -       (45,176)
                                                                             ----------  ----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Obligations (payments) under capital leases                                    (14,351)       (336)      (30,042)
Proceeds from issuance of common stock                                           5,000      60,000       758,848
Short-term loans                                                                     -           -         3,614
Subscriptions receivable                                                        40,000           -        90,000
Due to related party                                                                 -           -       (81,987)
Due to creditors                                                                     -           -      (161,650)
Proceeds from loans payable stockholders                                        20,325       3,035        45,310
Proceeds from issuance of notes, loans and debentures payable                  305,000           -       455,000
Advance for stock purchase                                                      47,800           -        47,800
                                                                             ----------  ----------   ------------
Net Cash Provided By Financing Activities                                      403,774      62,699     1,126,893
                                                                             ----------  ----------   ------------


EFFECT OF EXCHANGE RATE CHANGES ON CASH                                         (8,371)        403        (3,918)
                                                                             ----------  ----------   ------------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                65,884     (13,500)       65,929

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                              $      45   $  13,500   $         -
                                                                             ----------  ----------   ------------


CASH AND CASH EQUIVALENTS - END OF PERIOD                                    $  65,929   $       -   $    65,929
------------------------------------------                                   ==========  ===========  ============


          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
                                  (UNAUDITED)
                         --------------------------------


SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:
------------------------------------------------------------------------------

In January 2002, the Company received approval for British patent rights on intellectual property. Pursuant to an agreement, the Company issued in April 2002 an additional 200,000 Series 1 Convertible Preferred Shares valued at
$20,000,  which  is  included  as  an  intangible  asset and in preferred stock.

During the nine months ended September 30, 2002, the Company issued 833,333 shares of common stock valued for financial accounting purposes at $.12 per share based upon a recent cash offering price to settle a $100,000 note payable. No gain or loss was recognized on the transaction.

During the nine months ended September 30, 2002, the Company issued 297,063 shares of common stock valued for financial accounting purposes at $.12 per share based upon a recent cash offering price to settle $35,647 of stockholder loans. No gain or loss was recognized on the transaction.

During the nine months ended September 30, 2002, the Company entered into an agreement to acquire a software license agreement with an estimated useful life of three years and one-year maintenance contract in exchange for 539,568 common shares to be issued. The shares were valued for financial accounting purposes at $.12 per share based on the closing price on the effective date of the agreement for an aggregate value of $64,748, which the Company allocated $53,957 to the software license agreement and $10,791 to the maintenance contract.




          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                            ------------------------
                                   (UNAUDITED)




NOTE  1   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  ORGANIZATION
-------   -----------------------------------------------------------------

          The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

          It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

          For further information, refer to the financial statements and footnotes included in the Company's Form 10-KSB for the year ended December 31, 2001.

NOTE  2   ACQUISITION  OF  INTANGIBLE  ASSETS
-------   -----------------------------------

          In July 2001, the Company entered into a purchase agreement with two individuals who held the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 Convertible Preferred Shares. The agreement also calls for the issuance of an additional 200,000 shares of Series 1 Convertible Preferred Stock upon the Company receiving an approval for the patent rights to the QUILL, which were granted in January 2002. These preferred shares will convert 1:10 into 4,200,000 shares of common stock upon the QUILL generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will convert 1:1 into 420,000 shares of common stock. Since the $1,000,000 net profit requirement is a contingency, the convertible preferred shares were valued based on the 1:1 conversion ratio using the value of recent cash sales of the common stock at $.10 per share, for a total fair value of $42,000. The 420,000 preferred shares were issued on April 22, 2002 (See Note 4(A)).

          The cost of the above intellectual property rights, software and know-how will be amortized on a straight-line basis over a three-year period. No amortization has been provided as of September 30, 2002, as the Company has not yet commenced production of the QUILL (See Note
          5).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                            ------------------------
                                   (UNAUDITED)


NOTE  3   CONVERTIBLE  DEBENTURES
-------   -----------------------

          In order to provide working capital and financing for the Company's expansion, as of May 15, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% convertible debentures in two tranches of $250,000 each. The debentures bear interest at a rate of 12% per annum, payable either quarterly or at the time of conversion in common stock or cash at the option of the Purchasers. On May 15, 2002, the Company received the first tranche of $250,000. On August 21, 2002, the agreement was amended whereby the Company received $55,000 of the second tranche on August 21 with the balance of $195,000 to be received by the Company within five business days following the effective date of the registration statement filed to register the common shares discussed in the final paragraph of this note. Interest expense on the debentures, in the amount of $11,800, has been accrued and charged to operations for the period ended September 30, 2002.

          As part of the agreement, the Purchasers received three-year term warrants to purchase 3 shares of the Company's common stock for each $1.00 invested exercisable at $.05 per share. The fair value of the warrants issued in May and August amounted to $111,000 and $10,000, respectively, using the Black-Scholes option pricing model in accordance with SFAS 123 with the following assumptions: dividend yield of zero, expected volatility of 258% and 167%, risk-free interest rate of 4% and 3% and an expected life of three years for the first and second tranche, respectively. Accordingly, an aggregate of $42,458 has been recognized as interest and financing costs and an aggregate of $78,542 has been recorded as deferred financing costs which shall be amortized over the remaining life of the convertible debentures.

          The debentures are convertible into shares of common stock at the lesser of $0.05 per share or the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding conversion date discounted by 50%. Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company has expensed as interest and financing costs the excess of the fair market value of the common stock at the debenture issuance date over the conversion price which amounted to an aggregate of $305,000 (limited to total equity raised) and has been included in additional paid-in capital.

          The Company has reserved 28,000,000 shares of authorized but un-issued common stock for issuance to the convertible debenture holders upon exercise in full of the entire principal amount of $500,000 plus the accrued interest upon conversion into shares of common stock. The Company will also, on a best efforts basis, register 200% of the shares of common stock underlying the warrants to be issued and the shares of common stock into which the convertible debentures may be converted.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                            ------------------------
                                   (UNAUDITED)


NOTE  4   STOCKHOLDERS'  DEFICIENCY
-------   -------------------------

          (A)  PREFERRED  STOCK
          ---------------------

          Under an agreement dated July 2001, the Company purchased certain intellectual property rights, software and know-how in exchange for 220,000 shares of Series 1 Convertible Preferred Stock having a fair value of $22,000 (See Note 2). In January 2002, British patent rights were granted for the Quill, which obligated the Company to issue an additional 200,000 shares of preferred stock having a fair value of $20,000 to the sellers under the terms of the agreement. These shares (aggregating 420,000) were issued by the Company on April 22, 2002.

          (B)  COMMON  STOCK
          ------------------

          In September 2001, the Company entered into a one-year financial consulting agreement whereby it will issue 500,000 shares of common stock having a fair value of $50,000 in exchange for these services.
          These common shares were issued in April 2002 and had been reflected in the financial statements of reporting periods prior to June 30, 2002, as common stock to be issued. The cost of the services has been amortized over the one-year term of the agreement and $37,500 was charged to consulting expense for the nine months ended September 30, 2002.

          In January 2002, the Company issued 61,000 shares of common stock for services having a fair value of $23,100.

          In March 2002, a $100,000 long-term note payable was converted into 833,333 shares of restricted common stock at $0.12 per share.

          In March 2002, the President of the Company purchased 333,333 shares of restricted common stock for a total price of $40,000 in exchange for a subscription receivable. The Company received the $40,000 during the second quarter of 2002.

          In March 2002, loans payable to a stockholder amounting to $35,647 as of that date were converted into 297,063 shares of restricted common stock.

          In May 2002, the Company issued 40,000 shares of common stock for $5,000.

          In May 2002, the Company issued 300,000 common shares having a fair value of $27,000 as a consultant fee in connection with the convertible debentures issued in May 2002 (See Note 3).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                            ------------------------
                                   (UNAUDITED)

          (C)  COMMON  STOCK  TO  BE  ISSUED
          ----------------------------------

          On May 31, 2002, the Company entered into an agreement to acquire computer software and licenses and a one-year service contract for the establishment of a website, database management for users and products, inventory management, and point of sale service. The seller agreed that they would accept payment in common stock of the Company amounting to 539,568 shares to be issued subsequent to September 30, 2002 having an aggregate fair value of $64,748 based on the most recent closing price of $0.12 per share. Based on the vendor's estimated price for the software and service contract, a pro rata allocation was made to intangible assets of $53,957 and prepaid service expenses of $10,791, respectively. In addition, $3,593 of expense was recognized for the portion of the service contract that was used as of September 30, 2002.

NOTE  5   MANUFACTURING  AGREEMENT
-------   ------------------------

          In April 2002, the Company entered into a manufacturing agreement with an independent contractor to manufacture the QUILL computer mouse under the terms and conditions enumerated in such agreement. The Company does not have a fixed purchase commitment under this agreement. However, according to the terms of the agreement there is a minimum order quantity of 5,000 pieces. Production began at the beginning of October 2002 and shipments began at the end of October 2002.

NOTE  6   GOING  CONCERN
-------   --------------

          As reflected in the accompanying financial statements, the Company has accumulated losses of $2,225,813 and cash used in operations of $1,011,870 since inception, a working capital deficiency of $540,258 and a stockholders' deficiency of $418,965. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

          The Company expects to generate substantially all of its revenues in the future from sales of its Quill computer mouse. However, its limited financial resources have prevented it from aggressively advertising its product to achieve consumer recognition. Consequently, the Company anticipates sales of approximately $1,231,865 over the next 12 months.

          In addition to cost of goods sold, which the Company expects to vary somewhat proportionately with sales over time, significant cost and expense items include salaries and benefits, interest expense, office and administration, advertising, consulting fees, and legal and accounting, all of which, in total will aggregate $1,022,455 over the next 12 months.

          The Company anticipates having a minimal negative cash flow for two out of the next twelve months, which we will service by traditional bank loans or private funding.

NOTE  7   ADVANCE  FOR  STOCK  PURCHASE
-------   -----------------------------

          During August 2002, the Company received an aggregate of $47,800 as an advance payment toward the purchase of shares under an option agreement effective October 29, 2002 (See Note 8).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                            ------------------------
                                   (UNAUDITED)

NOTE  8   SUBSEQUENT  EVENTS
-------   ------------------

          On October 17, 2002, the Company authorized the issuance of an aggregate of 1,085,715 common shares (of which 856,963 shares were issued to two officers of the Company) for services rendered by several individuals valued for accounting purposes at $.21 per share (the most recent closing price) for an aggregate amount of $228,000, which shall be recognized as an expense during the fourth quarter of 2002.

          On October 17, 2002, the Company authorized the issuance to a consultant an option to purchase up to 100,000 common shares at $.21 per share exercisable after one year and expiring after three years. The fair value of the option was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero, expected volatility of 357%, risk-free interest rate of 2.0% and an expected life of two years and amounted to $21,000, which shall be recognized as an expense during the fourth quarter of 2002.

          On October 23, 2002, the Company entered into a six-month agreement with a consultant whereby the consultant shall (1) distribute via targeted email a two-page "Highlighter" to attract new investors and
          (2) design, develop and market a website for the Company. In return, the consultant shall receive for each month: (1) for months one through three, $30,000 (at the average trading price of the previous month) of restricted common stock of the Company and (2) for months four through six, $30,000 in the form of half cash and half stock or all cash or all stock by agreement. Payments shall be made quarterly and 500,000 common shares shall be issued upon execution of the agreement.

          On October 29, 2002, the effective date of the agreement, the Company elected a new non-executive member to the Company's Board of Directors. In connection with this election, the Company granted said director a one-year option exercisable immediately to purchase up to 588,235 restricted shares of the Company's common stock at $.085 per share. The fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero, expected volatility of 170%, risk-free interest rate of 2.0% and an expected life of one year and amounted to $95,000, which shall be recognized during the fourth quarter of 2002.

          On November 10, 2002, the Company authorized the purchase of 200 shares (all of the authorized and outstanding shares at the time) of Designer Appliances, Inc. (a Delaware company incorporated June 17,
          2002) for an aggregate purchase price of $.02 such that Designer Appliances, Inc. shall become a wholly owned subsidiary of the Company.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------



                                    CONTENTS
                                    --------


PAGE     1     INDEPENDENT  AUDITORS'  REPORT

PAGE     2     CONSOLIDATED  BALANCE  SHEET  AS  OF  DECEMBER  31,  2001

PAGE     3     CONSOLIDATED  STATEMENTS  OF  OPERATIONS  AND  OTHER
               COMPREHENSIVE  INCOME  (LOSS)  FOR  THE  YEARS  ENDED
               DECEMBER  31,  2001  AND  2000  AND  FOR  THE  PERIOD  FROM
               MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 2001

PAGES  4 - 5   CONSOLIDATED  STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'
               EQUITY  (DEFICIENCY)  FOR  THE  PERIOD  FROM  MARCH  24,  1999
              (INCEPTION) TO DECEMBER 31, 2001

PAGE     6     CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS  FOR  THE  YEARS
               ENDED  DECEMBER  31,  2001  AND  2000  AND  FOR  THE  PERIOD
               FROM MARCH 24, 1999 (INCEPTION) TO 2001

PAGES  7 - 18  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  AS  OF
               DECEMBER 31, 2001

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To  the  Board  of  Directors  of:
Torbay  Holdings,  Inc.  and  Subsidiary
(A  Development  Stage  Company)

We have audited the accompanying consolidated balance sheet of Torbay Holdings, Inc. and Subsidiary (a development stage company) as of December 31, 2001 and the related consolidated statements of operations and other comprehensive income
(loss), changes in stockholders' equity (deficiency) and cash flows for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 1 of the notes to the financial statements, an error resulting in an overstatement of previously reported intangible assets for the year ended December 31, 2001 was discovered by management of the Company during 2002. Accordingly, the balance sheet as of December 31, 2001 and the statements of operations, changes in stockholders' equity and cash flows for the year then ended have been restated to reflect corrections to previously reported amonts.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Torbay Holdings, Inc. and Subsidiary (a development stage company) as of December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has accumulated losses of $1,463,501 since inception, a working capital deficiency of $222,552 and a stockholders' deficiency of $370,537. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 10. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG  &  COMPANY,  P.A.

Boca  Raton,  Florida
April 18, 2002

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                             -----------------------

                                     ASSETS
                                     ------
CURRENT ASSETS                                                    (As Restated)
                                                                  ------------

Cash                                                                      $45
                                                                  ------------
Total Current Assets                                                       45
                                                                  ------------


PROPERTY AND EQUIPMENT - NET                                            1,015

OTHER ASSETS
Intangible assets - intellectual property rights and software          22,000
Deposits                                                                1,000
                                                                  ------------
Total Other Assets                                                     23,000
                                                                  ------------
TOTAL ASSETS                                                      $    24,060
                                                                  ============
                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                   -----------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued expenses                             $   179,647
Loans payable - stockholders                                           24,985
Obligations under capital lease                                        14,351
Short-term loans                                                        3,614
                                                                  ------------
Total Current Liabilities                                             222,597
                                                                  ------------
LONG-TERM LIABILITIES
Notes and loans payable                                               150,000
                                                                  ------------
Total Long-Term Liabilities                                           150,000
                                                                  ------------

TOTAL LIABILITIES                                                     372,597
                                                                  ------------

PREFERRED STOCK TO BE ISSUED (220,000 SHARES)                          22,000
                                                                  ------------
STOCKHOLDERS' DEFICIENCY
Preferred stock, $.0001 par value, 20,000,000 shares authorized             -
Common stock, $.0001 par value, 100,000,000 shares authorized,
    16,400,000 issued and outstanding                                   1,640
Common stock to be issued (500,000 shares)                                 50
Additional paid-in capital                                          1,128,326
Accumulated deficit during development stage                       (1,463,501)
Accumulated other comprehensive income                                    448
Deferred consulting expense                                           (37,500)
                                                                  ------------
TOTAL STOCKHOLDERS' DEFICIENCY                                       (370,537)
                                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                    $    24,060
                                                                  ============
          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                             -----------------------



                                           For The Year                March 24, 1999
                                                Ended     For The Year (Inception) to
                                            December 31,    Ended       December 31,
                                                2001      December 31,    2001
                                            (As Restated)    2000      (As Restated)
                                            ------------  -----------  ------------
INCOME                                      $         -   $        -   $         -
                                            ------------  -----------  ------------


EXPENSES
Directors fees and compensation                 250,815      143,075       396,990
Professional fees                                62,812      121,492       280,581
Consulting fees                                  37,500       52,926       289,404
Depreciation and amortization                       334       10,710        41,866
Loss from impairment of intangible assets             -            -       247,325
Other selling, general and administrative        50,155       92,062       190,767
Loss on disposal of fixed assets                 16,568            -        16,568
                                            ------------  -----------  ------------
NET LOSS                                       (418,184)    (420,265)   (1,463,501)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)          1,457       (2,135)          448
                                            ------------  -----------  ------------
COMPREHENSIVE LOSS                          $  (416,727)  $ (422,400)  $(1,463,053)
--------------------                        ============  ===========  ============

NET LOSS PER SHARE - BASIC AND DILUTED      $     (0.03)  $    (0.08)  $     (0.23)
                                            ============  ===========  ============
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING DURING THE PERIOD
 - BASIC AND DILUTED                         11,982,993    5,153,279     6,440,498
                                            ============  ===========  ============


          See accompanying notes to consolidated financial statements.
                                        3

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                       FOR THE PERIOD FROM MARCH 24, 1999
                        (INCEPTION) TO DECEMBER 31, 2001
                        --------------------------------

                                                                                       Deficit
                                                                                    Accumulated Accumulated
                                                           Common Stock   Additional   During       Other       Deferred
                     Preferred Stock      Common Stock     To Be Issued     Paid-in  Development Comprehensive Consulting
                   Shares    Amount    Shares    Amount   Shares   Amount   Capital    Stage    Income (Loss)   Expense    Total
                  --------  --------  -------   -------  -------  -------  --------   -------  --------------  ---------  -------

Issuance of common
stock to founder       -    $   -    5,000,000   $ 500      -     $    -    $   -     $   -      $    -        $   -      $   500

Cancellation of
original founder
shares                 -        -   (5,000,000)   (500)     -          -        -         -           -           -         (500)

Issuance of
Preferred stock
for acquisition
of subsidiary    700,000       70         -        -        -         -      31,098       -           -           -        31,168

stock for cash and
subscriptions          -        -    4,850,000     485      -         -      599,515      -           -           -       600,000

Issuance of common
stock in connection
with merger            -        -      250,000      25      -         -        343        -           -           -           368

Foreign currency
translation gain       -        -         -          -      -         -          -        -          1,126        -         1,126

Net loss for the
period from March 24,
1999 (inception) to
December 31, 1999      -        -         -          -      -         -           -    (625,052)      -           -      (625,052)
                   --------  --------  -------   -------  -------  -------  --------   ----------  -----------  -------- ---------

Balance, December
31, 1999          700,000     $ 70    5,100,000   $ 510      -        -     630,956   $(625,052)   $  1,126       -          7,610

Issuance of
common stock            -        -       50,000      5      -         -           -       -           -           -              5

Issuance of common
stock for cash          -        -    1,200,000    120      -         -     144,860       -           -           -         144,980

Uncollected
subscriptions
receivable              -        -            -       -     -         -     (1,505)       -           -           -         (1,505)

Foreign currency
translation loss        -        -            -       -     -         -          -        -        (2,135)        -         (2,135)

Net loss for the
year ended December
31, 2000                -         -           -        -    -         -          -      (420,265)     -           -       (420,265)
                    --------  --------  -------   -------  -------  -------  --------   ----------  -----------  -------- ---------

Balance, December
31, 2000            700,000       70    6,350,000   635     -          -      774,311   (1,045,317)  (1,009)      -       (271,310)



          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
       FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 2001
       -------------------------------------------------------------------
                                  (AS RESTATED)


                                                                                       Deficit
                                                                                    Accumulated Accumulated
                                                           Common Stock   Additional   During       Other       Deferred
                     Preferred Stock      Common Stock     To Be Issued     Paid-in  Development Comprehensive Consulting
                   Shares    Amount    Shares    Amount   Shares   Amount   Capital    Stage    Income (Loss)   Expense    Total
                  --------  --------  -------   -------  -------  -------  --------   -------  --------------  ---------  -------

Issuance of common
stock for
compensation and
services               -        -     2,450,000      245    -         -     244,755        -          -             -      245,000

Issuance of common
Stock for cash         -        -      600,000        60    -         -      59,940        -          -             -        60,000

Preferred stock
converted to
common stock    (700,000)     (70)    7,000,000      700    -         -        (630)       -          -              -          -

Common stock
to be issued for
consulting services     -        -         -           -    500,000  50      49,950        -          -         (37,500)     12,500

Foreign currency
translation gain        -        -         -           -     -        -          -         -        1,457            -        1,457

Net loss for the
year ended December
31, 2001                -        -         -           -     -        -          -     (418,184)      -              -    (418,184)
                   --------  --------  -------   -------  -------  -------  --------   ----------  -----------  -------- ---------

BALANCE,
DECEMBER 31, 2001       -   $    -    16,400,000  $1,640  500,000   $  50   1,128,326  $(1,463,501)  $   448    (37,500)  (370,537)
                   ========  ========  ========= ======== =======  =======  ========= ============= ========== ========= =========

          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                                                                                                     March 24, 1999
                                                                             Year Ended              (Inception) to
                                                                            December 31, Year Ended   December 31,
                                                                                2001     December 31,    2001
                                                                           (As Restated)    2000     (As Restated)
                                                                             ----------  ----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                     $(418,184)  $(420,265)  $(1,463,501)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                      334      10,710        41,866
Stock issued for services and compensation                                     257,500           -       257,500
Option deposit charged to operations                                                 -      15,000        15,000
Loss on disposal of fixed assets                                                16,568           -        16,568
Loss on impaired assets                                                              -           -       247,325
(Increase) decrease in:
Attorney's escrow                                                                    -       1,631             -
Accounts receivable                                                                  -         441             -
Increase (decrease) in:
Accounts payable and accrued expenses                                           56,618      58,065       179,646
                                                                             ----------  ----------  ------------
Net Cash Used In Operating Activities                                          (87,164)   (334,418)     (705,596)
                                                                             ----------  ----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits                                                                             -      (1,000)      (16,000)
Purchase of property and equipment                                                   -           -        (5,931)
                                                                             ----------  ----------  ------------
Net Cash Used In Investing Activities                                                -      (1,000)      (21,931)
                                                                             ----------  ----------  ------------



CASH FLOWS FROM FINANCING ACTIVITIES:
Obligations (payments) under capital leases                                     (3,077)     (9,960)      (15,691)
Proceeds from issuance of common stock                                          60,000     144,980       753,848
Short-term loans                                                                 3,614           -         3,614
Subscriptions receivable                                                             -      50,000        50,000
Due to related party                                                                 -     (12,932)      (81,987)
Due to creditors                                                                     -           -      (161,650)
Proceeds from loans payable - stockholders                                      10,785      14,200        24,985
Proceeds from issuance of notes and loans payable                                    -     150,000       150,000
                                                                             ----------  ----------  ------------
Net Cash Provided By Financing Activities                                       71,322     336,288       723,119
                                                                             ----------  ----------  ------------


EFFECT OF EXCHANGE RATE CHANGES ON CASH                                          2,387         940         4,453
                                                                             ----------  ----------  ------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               (13,455)      1,810            45

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                              $  13,500   $  11,690   $         -
                                                                             ----------  ----------  ------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                    $      45   $  13,500   $        45
-------------------------------------------                                  ==========  ==========  ============

Cash paid during the period for:
Interest                                                                     $   1,082   $   3,453   $     5,499
                                                                             =========== ==========  ============

SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:
-------------------------------------------------------------------------------

In July 2001, the Company acquired intellectual property rights in exchange for 220,000 Series 1 Convertible Preferred Shares valued at $22,000.

During 2001, the Company terminated a capital lease for an automobile which resulted in a decrease in equipment and capital lease liability of $26,534 and $9,966, respectively, which resulted in a loss on disposal of $16,568.

          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-------     -----------------------------------------------

(A)  ORGANIZATION  AND  BUSINESS  OPERATIONS

Torbay Holdings, Inc. (a development stage company) ("THI") was incorporated in Delaware under the name Acropolis Acquisition Corporation on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.

In July 1999, THI effected an Agreement and Plan of Reorganization whereby THI acquired all of the issued and outstanding securities of Designer Appliances Limited ("DAL"), a United Kingdom Corporation, in exchange for an aggregate of 700,000 shares of the Company's Series 1 Convertible Preferred Stock (See Note 9(A)). As a result of the agreement, DAL became a wholly owned subsidiary of the Company. DAL has developed and intends to market household appliances designed to be attractive to a premium, upscale market.

THI  and  DAL  are  herein  referred  to  as  (the  "Company").

On October 26, 1999, the Company entered into and consummated a merger agreement whereby the Company acquired all of the outstanding shares of common stock of Torbay Acquisition Corp. ("TAC") in exchange for 250,000 shares of its common stock. The acquisition was accounted for using the purchase method of accounting. At the time of the merger TAC was an inactive Delaware shell corporation and a reporting company under the Securities Exchange Act of 1934, as amended. The Company remained as the surviving entity and became the successor issuer pursuant to rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

(B)  PRINCIPLES  OF  CONSOLIDATION
----------------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned active subsidiary DAL. All significant intercompany transactions and balances have been eliminated in consolidation.

(C)  BASIS  OF  PRESENTATION
----------------------------

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The basis of accounting differs from that used in the United Kingdom statutory financial statements of DAL. Adjustments are made to translate the statutory financial statements of DAL to conform to accounting principles generally accepted in the United States of America. The financial statements are expressed in United States dollars. The functional currency of DAL is the British pound sterling (See Note 1 (J)).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------

(D)  USE  OF  ESTIMATES
-----------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(E)  CASH  AND  CASH  EQUIVALENTS
---------------------------------

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(F)  PROPERTY  AND  EQUIPMENT
------------------------------

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation for office equipment is provided using a declining balance method over the estimated useful lives of the assets of four years.

(G)  LONG-LIVED  ASSETS
-----------------------

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets to be Disposed Of" (SFAS 121") requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the enterprise are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized.

(H)  INCOME  TAXES
-------------------

The Company accounts for income taxes under the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------

(I)  RECENT  ACCOUNTING  PRONOUNCEMENTS
---------------------------------------

The  Financial  Accounting  Standards  Board  has  recently  issued  several new
Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------

The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" and APB No. 30, "Reporting the Results of Operations - Reporting Effects of Disposal of a Segment of Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 established a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provision of APB No. 30 for presentation of discontinued operations in the income statement but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company will test for impairment when events or changes in circumstances indicate that its carrying amounts may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the assets. An impairment loss shall be measured as the amount by which the carrying amount of the assets exceeds its fair value.

(J)  FOREIGN  CURRENCY  TRANSLATION
------------------------------------

The functional currency of DAL is the British pound sterling. Financial statements for this entity are translated into United States dollars at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred (See Note 1(K)).

(K)  COMPREHENSIVE  INCOME  (LOSS)
-----------------------------------

The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement No. 130"). Statement No. 130 establishes standards for reporting and the display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997.

The foreign currency translation gain (loss) (See Note 1(J)) resulting from the translation of the financial statements of DAL, expressed in British pound sterling, to United States dollars are reported as Other Comprehensive Income
(Loss) in the Statement of Operations and as Accumulated Other Comprehensive Income (Loss) in Stockholders' Equity (Deficiency) and in the Statement of Changes in Stockholders' Equity (Deficiency).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------

(L)  LOSS  PER  SHARE
----------------------
Basic and diluted loss per common share for all periods presented is computed based on the weighted average common shares outstanding during the year as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share". The assumed exercise of common stock equivalents was not utilized since the effect was anti-dilutive.

(M)  STOCK  OPTIONS  AND  WARRANTS
----------------------------------

In accordance with Statement of Financial Accounting Standards No. 123, ("SFAS 123") the Company has elected to account for stock options and warrants issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations. The Company accounts for stock options and warrants issued to non-employees for services under the fair value method of SFAS 123. Compensation cost for stock based compensation to employees and non-employees is recorded on the date of grant based on the quoted market price of the Company's common stock.

(N)  RESTATEMENT  OF  FINANCIAL  STATEMENTS  RESULTING FROM THE CORRECTION OF AN
     ERROR
--------------------------------------------------------------------------------

The accompanying balance sheet as of December 31, 2001 has been restated to correct an error for the overstatement of intangible assets and additional paid-in capital during 2001. The restatement results from the Company including the intangible asset conversion shares in addition to the shares issued for the intangible asset at the fair value on the date of grant. The effect of the restatement was to decrease assets and additional paid-in capital by $198,000 for 2001.

The intangible asset and additional paid-in capital accounts in the December 31, 2001 balance sheet and statement of changes in stockholders' equity, and statement of cash flows for the year ended December 31, 2001 have been restated for the effects of the adjustments resulting from the correction of an error.

NOTE  2     STOCK  SUBSCRIPTION  RECEIVABLE
-------------------------------------------

On July 23, 1999, the Company issued 4,850,000 common shared to individuals. The Company had received $598,500 ($495,700 through the attorney's escrow and $102,800 directly) towards this issuance and the remaining $1,500 was deemed uncollectable at December 31, 2000, and charged to additional paid-in capital (See Note 9(B)).

NOTE  3     PROPERTY  AND  EQUIPMENT
-------------------------------------

Property  and  equipment  at  December  31,  2001  consists  of  the  following:

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------

              Office equipment                      $     2,060
              Less Accumulated depreciation               1,045
                                                  ---------------
                                                    $     1,015
                                                  ===============

Depreciation expense for the year ended December 31, 2001 and 2000 was $334 and $10,710, respectively.

NOTE  4     INTANGIBLE  ASSETS  AND  IMPAIRMENT  LOSS
-----------------------------------------------------

In June 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement for the purchase of all interests relating to the registered and unregistered design rights of certain products. The total purchase price paid was $161,650, represented by a promissory note issued to the seller by DAL and acquired by the Company in the acquisition discussed in Note 1(A). The note was paid in its entirety prior to December 31, 1999, and the rights have been assigned to the Company.

On June 10, 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement with a related party for the purchase of intellectual property rights for certain products. The total purchase price for these rights was $113,155, which represented the original cost basis to the seller party. DAL issued 20,000 shares of its common stock valued at $31,168 based on the par value, since no other basis for valuation existed, and a note payable in the amount of $81,987 to the seller. Pursuant to the acquisition discussed in Note 1(A), the Company acquired the note payable (which was paid in its entirety at December 31, 2000) and issued preferred stock in exchange for the $31,168 of common stock (See Note 9(A)).

The cost of the above design rights and intellectual property rights were capitalized as purchased research and development and were being amortized over a five-year period. Amortization expense for the period ended December 31, 1999 was $27,481. On December 31, 1999, the Company evaluated the realization of these assets in accordance with SFAS 121 and wrote down the assets to their net realizable value of zero. The write-down is reflected as an impaired loss of $247,325 in 1999.

NOTE  5     LOANS  PAYABLE  -  STOCKHOLDERS
-------------------------------------------

The Company has received advances aggregating $24,985 from stockholders that provided funding for working capital requirements used to pay operating expenses incurred by the Company. The advances are non-interest bearing and due on demand.

NOTE  6     NOTES  AND  LOANS  PAYABLE
---------------------------------------

The  following  schedule  reflects notes and loans payable at December 31, 2001:

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


        Loan  payable,  non-interest  bearing  (See  Note  9(E)  for warrants  issued in lieu of interest), convertible to shares of  common stock at $1.50 per share, unsecured, due by March
        30,  2003  (See  Note  11)                                   $  100,000

        Note  payable,  non-interest  bearing  (See  Note  9(E)  for warrants  issued in lieu of interest), convertible to shares of  common stock at $1.50 per share, unsecured, due by March
        23,  2003                                                        50,000
                                                                    -----------
        Total - All Long-Term                                     $     150,000
                                                                    ===========

NOTE  7     INCOME  TAXES
--------------------------

The American parent company and its United Kingdom subsidiary file separate tax returns. Income tax expense (benefit) for the years ended December 31, 2001 and 2000 is summarized as follows:

                                    2001          2000
                               -------------   -------------
Current:
     Federal                     $     -             -
     State                             -             -
     Foreign                           -             -

Deferred:
     Federal and state                 -             -
     Foreign                           -             -
                               -------------   -------------

Income tax expense (benefit)     $     -       $     -
                               =============   =============

The parent company's tax expense differs from the "expected" tax expense for the years ended December 31, 2001 and 2000 (computed by applying U.S. Federal Corporate tax rate of 34 percent to income before taxes), as follows:

                                                     2001               2000
                                                   -------------    ------------
 Computed "expected" tax expense (benefit)          $ (46,283)       $  (67,980)
 Effect of unused net operating loss carryforwards     46,283            67,980
                                                   -------------    ------------
                                                    $       -        $        -
                                                   =============    ============

The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2001 are as follows:

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


                                              2001            2000
                                      ---------------- ---------------
Deferred  tax  assets:
  Net operating loss carryforwards     $    173,067     $     126,784
                                      ---------------- ---------------
  Total gross deferred tax assets           173,067           126,784
  Less valuation allowance                 (173,067)         (126,784)
                                      ---------------- ---------------

Net deferred tax asset                 $         -      $           -
                                      ================ ===============

At December 31, 2001, the parent company had a net operating loss carryforward of approximately $509,000 for income tax purposes, available to offset future taxable income expiring on various dates through 2021. The valuation allowance at December 31, 2000 was $126,784. The net change in the valuation allowance during the year ended December 31, 2001 was an increase of $46,283.

The United Kingdom subsidiary has also incurred substantial net operating losses which result in no income tax expense or (benefit) for the years ended December 31, 2001 and 2000. The subsidiary's available net operating loss carryforward of approximately $488,100 results in a deferred tax asset of $146,430 (computed by applying the United Kingdom tax rate of 30%) which has been fully offset by a valuation allowance.

NOTE  8     COMMITMENTS  AND  CONTINGENCIES
-------------------------------------------

(A)  CAPITAL  LEASE  AGREEMENT
------------------------------

The Company leased a vehicle under a capital lease. The agreement stipulated monthly installment payments for a 36-month period commencing in September 1999 with the last payment including a balloon payment due in 2002. During 2001, the lease was terminated and the Company returned the vehicle to the lessor. At December 31, 2001, there was a remaining unpaid balance of $14,351 due on this lease which was subsequently paid off by the Company and a director of the Company in 2002.

(B)  OPERATING  LEASE  AGREEMENTS
---------------------------------

The Company leases a vehicle under an operating lease. This lease has a remaining term expiring in September 2002.

Future minimum lease payments under operating leases are as follows at December 31:

                                  2002           $     6,610
                                                 ============

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


(C)  ACQUISITION  OF  INTANGIBLE  ASSETS  AGREEMENT
----------------------------------------------------

In July 2001, the Company entered into a purchase agreement with two individuals who hold the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 Convertible Preferred Shares. The agreement also calls for the issuance of an additional 200,000 shares of Series 1 Convertible Preferred Stock upon the Company receiving an approval for the patent rights to the QUILL. Such patent rights were granted in January 2002 and the 200,000 preferred shares will be issued in April 2002 (See Note 11). These shares will automatically convert 1:10 into 2,200,000 shares of common stock upon the QUILL generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will automatically convert 1:1 into 220,000 shares of common stock. Since the $1,000,000 net profit requirement is a contingency, the convertible preferred shares were valued based on the 1:1 conversion ratio using the value of recent cash sales of the common stock at $.10 per share, for a total fair value of $22,000. As of December 31, 2001, the preferred shares have not been issued by the Company, but will be issued in April 2002 (See Note 9(B)).

The cost of the above intellectual property rights, software and know-how will be amortized on a straight-line basis over a three-year period. No amortization has been provided as of December 31, 2001, as the Company has not yet commenced production of the QUILL (See Note 11).

(D)  SERVICE  AND  CONSULTING  AGREEMENTS
------------------------------------------

In July 2001, the Company entered into an agreement with Multi-Media Group, Inc. ("MMGI") to provide corporate promotional services to the Company. In consideration for the provision of these promotional services, the Company issued 250,000 shares of common stock to MMGI in August 2001 (See Note 9(C)). The Company will also reimburse MMGI for itemized and invoiced costs associated with the provision of the promotional services.

On September 26, 2001, the Company entered into a one-year corporate financing consultancy agreement with Glenn Michael Financial, Inc. to specifically assist with potential financial requirements, mergers and acquisitions, corporate capitalization and strategic development. For these future services Glenn Michael Financial, Inc. will receive 500,000 shares of common stock valued at $0.10 per share for a total of $50,000. Certificates for these shares were not physically issued by the Company until April 2002 (See Note 9(D)).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


NOTE  9     STOCKHOLDERS'  DEFICIENCY
-------------------------------------

(A)  PREFERRED  STOCK
----------------------

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company designated 700,000 shares of its preferred stock as "Series 1 Convertible Preferred Stock". The par value of the series was $.0001. Each preferred share was convertible into ten shares of common stock of the Company. Each share of the Series 1 stock was entitled to one vote on all matters on which such stockholders were lawfully entitled to vote and were not entitled to receive dividends.

In July 1999, the Company issued 700,000 shares of Series 1 Convertible Preferred Stock valued at $31,168 pursuant to an Agreement and Plan of Reorganization with Designer Appliances Limited (See Notes 1(A) and 4).

In May 2001, the 700,000 shares of preferred stock were converted into 7,000,000 shares of common stock at par value.

(B)  PREFERRED  STOCK  TO  BE  ISSUED
-------------------------------------

Under an agreement dated July 2001, the Company purchased certain intellectual property rights, software and know-how in exchange for 220,000 shares of Series 1 Convertible Preferred Stock having a fair value of $22,000 (See Note 8(C)). These shares were approved by the Board of Directors and issued by the Company on April 22, 2002 and are reflected in the mezzanine section of the balance sheet as Series 1 Convertible Preferred Stock to be issued.

(C)  COMMON  STOCK
------------------

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company originally issued 5,000,000 shares to TPG Capital
Corporation  in  exchange  for  $500.  They  later  cancelled  those  shares.

On July 23, 1999, the Company issued 4,850,000 shares of common stock to various parties for gross proceeds of $600,000. At December 31, 2000, the Company had received funds of $598,500 towards the stock issuance. The remaining subscription receivable of $1,500 has been deemed uncollectable and charged to additional paid-in capital.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------

On October 26, 1999, the Company issued 250,000 shares of its common stock to TPG Capital Corporation in connection with the merger with Torbay Acquisition Corp. (See Note 1(A)).
During 2000, the Company issued 50,000 shares at par value to various stockholders under a subscription agreement.

Effective December 31, 2000, the Company issued 1,200,000 shares of common stock for cash in the aggregate of $144,980. Certificates for these shares were not physically issued by the Company until January 2, 2001.

During 2001, the Company issued 2,200,000 common shares valued at $0.10 per share for executive compensation and 250,000 common shares valued at $0.10 per share for services (See Note 8(D)). The aggregate value of these shares was $245,000.

In August 2001, the Company issued 600,000 shares of restricted common stock at $0.10 per share for a total proceeds of $60,000.

(D)  COMMON  STOCK  TO  BE  ISSUED
----------------------------------

In September 2001, the Company entered into a one-year financial consulting agreement whereby it will issue 500,000 shares of common stock having a fair value of $50,000 in exchange for these services (See Note 8(D)). These common shares were issued in April 2002 and are reflected in the financial statements as common stock to be issued. The cost of the agreement is being amortized over its one-year life and the unamortized portion has been deferred and shown as a contra to stockholders' deficiency.

(E)  WARRANTS
-------------

In Connection with the $100,000 loan received in March 2000 (See Note 6), the Company issued 100,000 warrants, which are convertible at the rate of one warrant per one share of common stock at an exercise price of $1.75 per share. Using the Black-Scholes model, the warrants were valued at $0 using the following assumptions; no annual dividend, volatility of 0%, risk-free interest rate of 6.19% and a term of three years.

In Connection with the $50,000 note received in March 2000 (See Note 6), the Company issued 50,000 warrants, which are convertible into 50,000 shares of common stock at an exercise price of $1.75 per share. Using the Black-Scholes model, the warrants were valued at $0 using the following assumptions; no annual dividend, volatility of 0%, risk-free interest rate of 6.19% and a term of three years.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


NOTE  10     GOING  CONCERN
---------------------------

As reflected in the accompanying financial statements, the Company has accumulated losses of $1,463,501 since inception, a working capital deficiency of $222,552 and a stockholders' deficiency of $370,537. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management's plans include obtaining an open line of credit for which they are currently in active negotiations with several financing institutions and commencing production and sales of the QUILL computer mouse (See Note 11).

NOTE  11     SUBSEQUENT  EVENTS
-------------------------------

In January 2002, the Company received approval for its request for a patent on the QUILL. Pursuant to the agreement referred to in Note 8(C), an additional 200,000 Series 1 convertible preferred shares were issued in April 2002.

In March 2002, the $100,000 note payable was converted into 833,333 shares of restricted common stock at $0.12 per share.

In March 2002, the President of the Company purchased 333,333 shares of restricted common stock for a total price of $40,000.

In March 2002, loans payable to a stockholder amounting to $35,647 as of that date were converted into 297,063 shares of restricted common stock.

In April 2002, the Company entered into a manufacturing agreement with an independent contractor to manufacture the QUILL computer mouse under the terms and conditions enumerated in such agreement. The Company does not have a fixed purchase commitment under this agreement. However, according to the terms of the agreement there is a minimum order quantity of 5,000 pieces. The agreement does not indicate when shipments are scheduled to commence, but management estimates that production should begin at the end of July 2002 and shipments will be made during August 2002.



-------------------------------------------------   ---------------------------------------
 WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU
 WITH INFORMATION.  THIS DOCUMENT MAY ONLY
 BE USED WHERE IT IS LEGAL TO SELL THESE
 SECURITIES.

      ADDITIONAL RISKS AND UNCERTAINTIES NOT
 PRESENTLY KNOWN OR THAT ARE CURRENTLY DEEMED
 IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS
 OPERATIONS.  THE RISKS AND UNCERTAINTIES
 DESCRIBED IN THIS DOCUMENT AND OTHER RISKS AND
 UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE             TORBAY HOLDINGS, INC.
 WILL HAVE A GREATER IMPACT ON THOSE WHO
 PURCHASE OUR COMMON STOCK.  THESE PURCHASERS
 WILL PURCHASE OUR COMMON STOCK AT THE MARKET       DISTRIBUTION OF 26,094,688 SHARES OF
 PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND                  COMMON STOCK
 WILL RUN THE RISK OF LOSING THEIR ENTIRE
 INVESTMENT.



                                                               _______________

                                                                  PROSPECTUS
                                                               ________________


                                                                _____________, 2002

-------------------------------------------------   ---------------------------------------


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the GCL and provides for indemnification of all persons whom we shall have the power to indemnify pursuant to Section 145 of the GCL.

The effect of the foregoing is to require us to the extent permitted by law to indemnify our officers and directors of for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:


SEC  registration  fee                  $   199.64
Printing  and  engraving  expenses      $  3000.00
Accounting  fees  and  expenses         $15,000.00
Attorneys'  fees  and  expenses         $30,000.00
Transfer  agent's  fees  and  expenses  $ 1,000.00
Miscellaneous                           $ 1,000.00

     Total                              $50,199.64

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company's stockholders.

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On July 23, 1999, pursuant to an Agreement and Plan of Reorganization among Torbay, Designer Appliances, Ltd. ("DAL"), and the shareholders of DAL, the outstanding shares of DAL were exchanged for an aggregate of 700,000 shares of Series 1 Convertible Preferred Stock of Torbay pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. Such preferred shares were subsequently converted into shares of common stock. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On July 23, 1999, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 4,850,000 shares of common stock to 19 investors for an aggregate consideration of $485. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On August 26, 1999, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 50,000 shares of common stock to 300 accredited investors for an aggregate consideration of $5. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On October 26, 1999, pursuant to the Agreement and Plan of Merger of Torbay Acquisition Corporation with and into Torbay Holdings, Inc., Torbay Holdings issued 250,000 shares of common stock pursuant to Rule 506 of Regulation of the General Rules and Regulations of the Securities and Exchange Commission to TPG Capital Corporation in exchange for all the outstanding shares of common stock
of Torbay Acquisition Corporation.   This sale was exempt under Section 4(2) of
the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In January 2001 the Company issued 1,000,000 shares of its common stock to two individuals for a cash purchase at $.10 per share. The Company also issued 200,000 shares of its common stock to an aggregate of three individuals for a
cash purchase valued at $.25 per share   This sale was exempt under Section 4(2)
of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.
In May 2001 the Company issued an aggregate of 7,000,000 shares of its common Stock to an aggregate of nineteen individuals upon conversion of outstanding convertible preferred shares. No additional consideration was paid upon the exchange. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In September 2001 the Company issued 2,200,000 shares of its common stock to four individuals for services rendered to the Company. Such shares were issued in lieu of payment and were valued at $.10 per share. This sale was exempt under
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In August 2001 the Company issued 600,000 shares of restricted common stock to three individuals at a purchase price of $0.10 per share for cash proceeds of $60,000. The Company also issued 250,000 shares of restricted common stock to one entity for services rendered to the Company. This sale was exempt under
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In January and February 2002, the Company issued 61,000 shares of its common stock to three individuals for consulting and legal services rendered to the Company having a fair value of $23,100. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In April 2002 the Company authorized the issuances of an aggregate of 420,000 shares of the Company's preferred shares to an aggregate of three people in connection with the Company's purchase of intellectual property rights. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In May 2002 the Company's board of directors authorized the issuance of the following shares of common sock.

a. The Bonaccorde Trust - 833,333 shares in exchange for the cancellation of a $100,000 long-term note, valued at $.12 per share;

b. Alexander Gordon Lane - 297,063 shares in exchange for the forgiveness of loans payable in the amount of $35,647, valued at $.12 per share;

c. William Thomas Large - 333,333 shares for the cash purchase price of $40,000, valued at $.12 per share;

d. Glen Michaels Financial, Inc. for consulting services rendered to the Company.

This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On May 15, 2002, the Company entered into a securities purchase agreement with an investment group to raise up to $500,000 through the sale to the investors of the Company's 12% secured convertible debentures with warrants to purchase up to 1,500,000 shares of our common stock. Upon execution of the securities purchase agreement, the investors purchased $250,000 in principal amount of our 12% secured convertible debentures with related warrants to purchase 750,000 shares of the Company's common stock. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In May 2002 we issued 40,000 shares to one individual for a cash purchase price of $.125 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In August 2002 we issued $55,000 of our 12% secured convertible debentures and issued warrants to purchase 165,000 share sof our common stock exercisable at $.05 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On October 17, 2002, we authorized the issuance of an aggregate of 1,085,715 common shares (of which 856,963 shares were issued to two officers of Torbay, Messrs. Large and Lane) for services rendered by several individuals valued for accounting purposes at $.21 per share (the most recent closing price) for an aggregate amount of $228,000, which shall be recognized as an expense during the fourth quarter of 2002. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On October 17, 2002, we authorized the issuance to a consultant an option to purchase up to 100,000 common shares at $.21 per share exercisable after one year and expiring after three years. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On October 23, 2002, we entered into a six-month agreement with a consultant whereby the consultant shall (1) distribute via targeted email a two-page "Highlighter" to attract new investors and (2) design, develop and market a website for us. In return, the consultant shall receive for each month: (1) for months one through three, $30,000 (at the average trading price of the previous month) of restricted common stock and (2) for months four through six, $30,000 in the form of half cash and half stock or all cash or all stock by agreement. Payments shall be made quarterly and 500,000 common shares were issued upon execution of the agreement. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On October 29, 2002, the effective date of the agreement, the Company elected a new non-executive member to our Board of Directors, Thomas Anthony Marchant. In connection with this election, we granted Mr. Marchant a one-year option exercisable immediately to purchase up to 588,235 restricted shares of our common stock at $.085 per share. The fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero, expected volatility of 170%, risk-free interest rate of 2.0% and an expected life of one year and amounted to $95,000, which shall be recognized during the fourth quarter of 2002. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

In December 2002 we issued $195,000 of our 12% secured convertible debentures and issued warrants to purchase 585,000 share sof our common stock exercisable at $.05 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS

2.1 Agreement and Plan of Merger between Torbay Acquisition Corporation and Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

3.1 Certificate of Incorporation of Torbay Holdings, Inc., as amended filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

3.2 By-Laws of Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

4.1 Certificate of Designation with respect to Series 1 Convertible Preferred Stock of Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

4.2 Form of Common Stock Certificate filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-93847), filed with the Securities and Exchange Commission on December 30, 1999 and incorporate herein by reference

5.1* Opinion of legal counsel.

10.1 Deed of Assignment of Intellectual Property Rights by W. Thomas Large to Designer Appliances Ltd. dated June 10, 1999 filed as an exhibit to the Company's Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on January 10, 2000 and incorporated herein by reference

10.2 Agreement among Michael Beard, 3T Designs Ltd. and Designer Appliances Ltd. dated June 12, 1999 with respect to registered and unregistered design rights filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-93847), filed with the Securities and Exchange Commission on December 30, 1999 and incorporate herein by reference

10.3 Manufacturing Agreement between the Company and Dynapoint, Inc. dated April 16, 2002 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.4 Intellectual Property Rights Purchase Agreement dated July 12, 2001 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.5 Patent Assignment Agreement relating to "Fatigue Relief" dated July 12, 2001 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.6 Securities Purchase Agreement dated May 15, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd, Pegasus Capital Partners, LLC and the Company filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.7 Form of Stock Purchase Warrant dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.8 Form of Secured Convertible Debenture dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.9 Security Agreement dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.10 Form of Registration Rights Agreement dated May 15, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and the Company, filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.11 Amendment No. 1 to the Securities Purchase Agreement *

10.12 Stock Purchase Warrants for AJW Qualified Partners, LLC *

10.13 Stock Purchase Warrants for AJW Offshore, Ltd. *

10.14 Stock Purchase Warrants for New Millennium Capital Partners II *

10.15 Stock Purchase Warrants for AJW Partners, LLC *

10.16 Amendment No. 2 to the Securities Purchase Agreement *

23.1 Consent of Weinberg & Co. P.A.

23.2 Consent of legal counsel (incorporated into exhibit 5.1)

* Previously Filed

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of Securities Act.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on January 3, 2003.

                              TORBAY HOLDINGS, INC.



                              By:  /s/  William  Thomas  Large
                              --------------------------------
                              William  Thomas  Large,
                              President  (Principal  Executive  Officer  and
                              Principal  Accounting  Officer)


Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



NAME                                    TITLE                       DATE
----                                    -----                       ----

/s/ William Thomas Large            Director  and             January 3, 2003
----------------------------        Chief Executive Officer
William Thomas Large



/s/ Alexander Gordon Lane          Director and Secretary     January 3, 2003
-----------------------------
Alexander Gordon Lane


/s/ Thomas Anthony Marchant       Director                    January 3, 2003
-----------------------------
Thomas Anthony Marchant